SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

AFLAC INCORPORATED
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
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      schedule and the date of its filing.
____________________________________________________________________________________
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NOTICE AND PROXY STATEMENT
___________________

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999
___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Monday, May 7, 2007
___________________

     The Annual Meeting of Shareholders of Aflac Incorporated (the “Company”) will be held on Monday, May 7, 2007, at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia, for the following purposes, all of which are described in the accompanying Proxy Statement:

1.	To elect 17 Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2.	To consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company. The Proxy Statement and the Company’s Annual Report for the year ended December 31, 2006, are enclosed.

     The record date for the determination of shareholders entitled to vote at the meeting is February 28, 2007, and only shareholders of record at the close of business on that date will be entitled to vote at this meeting and any adjournment thereof.

     YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. YOU MAY ALSO VOTE VIA THE INTERNET OR TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors,

Columbus, Georgia	Joey M. Loudermilk
March 23, 2007	Secretary

TABLE OF CONTENTS

Solicitation and Revocation of Proxy	1

Proposal 1 — Election of Directors	3

Security Ownership of Management	6

Section 16(a) Beneficial Ownership Reporting Compliance	7

Corporate Governance	7

Board and Committees	9

Compensation Discussion and Analysis	11

Compensation Committee Report	19

2006 Summary Compensation Table	20

2006 Grants of Plan-Based Award	24

2006 Outstanding Equity Awards at Fiscal Year-End	26

2006 Option Exercises and Stock Vested	29

Pension Benefits	29

2006 Nonqualified Deferred Compensation	32

Potential Payments upon Termination or Change-in-Control	33

Director Compensation	37

Related Person Transactions	39

Equity Compensation Plan Information	40

Audit Committee Report	40

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	41

Proposal 3 – Other Matters	42

AFLAC INCORPORATED
________________________

PROXY STATEMENT
________________________

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MAY 7, 2007
________________________

SOLICITATION AND REVOCATION OF PROXY

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Aflac Incorporated (the “Company”) for use at the Annual Meeting of Shareholders to be held on Monday, May 7, 2007, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described in detail herein. The meeting will be held at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia.

     All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted FOR the election of all nominees named elsewhere in this Proxy Statement and FOR approval of each other proposal set forth in the Notice of Meeting. Shareholders of record may also submit their proxies via the Internet or by telephone in accordance with the procedures set forth in the enclosed proxy. Any proxy may be revoked by the shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. Shareholders who attend the meeting may revoke any proxy previously granted and vote in person.

     This Proxy Statement and the accompanying proxy are being delivered to shareholders on or about March 23, 2007.

Solicitation of Proxies

     The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians, and other fiduciaries to send proxy materials to their principals by mail and by electronic transmission, and the Company will reimburse these entities for mailing and related expenses incurred. In addition to solicitation by mail and electronic transmission, certain officers and other employees of the Company may solicit proxies by telephone and by personal contacts. However, they will not receive additional compensation (outside of their regular compensation) for doing so. In addition, the Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $9,000, plus reimbursement of reasonable out-of-pocket expenses.

Proxy Materials and Annual Report

     Shareholders may access the Company’s Notice and Proxy Statement and Annual Report via Aflac’s Web site, at www.aflac.com by clicking on the “Investors” page, and then clicking on “Company Financials.” For future shareholder meetings, the Company’s registered shareholders can elect to save the Company printing and mailing expenses by electing online access to their Proxy Statement, Annual Report, and other account mailings through aflinc, Aflac’s online account management system. Shareholders that select this option will receive their proxies in the mail prior to each shareholder meeting, along with a notice of the meeting and instructions for voting by mail, telephone, or the Internet.

Multiple Shareholders Sharing the Same Address

     In accordance with a notice sent to eligible shareholders who share a single address, the Company is sending only one Annual Report and one Proxy Statement to shareholders who consented. This is known as “householding.” However, if a registered shareholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement, he or she may contact Aflac Incorporated Shareholder Services by phone at 800.235.2667 - Option 2, by e-mail at shareholder@aflac.com, or by mail at the following address: 1932 Wynnton Road, Columbus, Georgia 31999. Registered shareholders who receive multiple copies of the Company’s Annual Report or Proxy Statement may request householding by contacting Shareholder Services using the preceding options. Shareholders who own the Company’s shares through a bank, broker, or other holder of record may request householding by contacting the holder of record.

Description of Voting Rights

     In accordance with the Company’s Articles of Incorporation, shares of the Company’s Common Stock, par value $.10 per share (the “Common Stock”) are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares (“dividend shares”) are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit appearing on the reverse side of their proxy. The Board of Directors reserves the right to require evidence to support the affidavit.

Voting Securities

     Holders of record of Common Stock at the close of business on February 28, 2007, will be entitled to vote at the meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 490,858,481. According to the Company’s records, this represents the following voting rights:

436,842,647	Shares	@	1	Vote Per Share	=	436,842,647	Votes
54,015,834	Shares	@	10	Votes Per Share	=	540,158,340	Votes
490,858,481	Shares			Total		977,000,987	Votes

     Shareholders shown above with one vote per share can rebut the presumption that they are entitled to only one vote as outlined in “Description of Voting Rights” above. If all of the outstanding shares were entitled to 10 votes per share, the total votes available would be 4,908,584,810. However, for the purposes of this Proxy Statement, it is assumed that the total votes available to be cast at the meeting will be 977,000,987.

     The holders of a majority of the voting rights entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of such business that comes before the meeting. Directors are elected by an affirmative vote of a plurality of voting rights cast. In the case of the election of Directors, in tabulating the vote, under applicable Georgia law, votes withheld will be disregarded and will have no effect on the outcome of the vote. Pursuant to the Company’s Bylaws, approval of all other matters to be considered at the meeting requires the affirmative vote of holders of a majority of the voting rights present in person or represented by proxy at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes and abstentions are counted as “shares present” at the meeting in determining whether a quorum exists. Broker non-votes, if any, have the effect of votes to withhold authority in connection with the election of Directors while broker-non-votes, if any, and abstentions have the effect of votes against other proposals at the meeting.

     In October 2006, the Board adopted a Director Resignation Policy to provide that a nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than “for” his or her election will promptly tender his or her resignation to the Chairman of the Board. The Corporate Governance Committee will consider such resignation and within 45 days recommend to the Board whether to accept or reject it. In considering whether to accept or reject the tendered resignation, the Corporate Governance Committee will consider all factors deemed relevant by its members, including the stated reasons why shareholders “withheld” votes for election from such director, the qualifications of the director and whether the resignation would be in the best interest of the Company and its shareholders. The Board will formally act on the Corporate Governance Committee’s recommendation no more than 75 days following the date of the shareholders’ meeting at which the election occurred. The Company will, within four business days after such decision is made, publicly disclose in a Form 8-K filed with the Securities and Exchange Commission (“SEC”), the Board’s decision, along with a full explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the tendered resignation.

     Any director who tenders his or her resignation pursuant to this provision will not participate in the Corporate Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Corporate Governance Committee received a greater number of votes “withheld” than votes “for” their election at the same meeting, then the other directors will appoint an ad hoc Board committee consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering the tendered resignations. The other Directors will recommend to the Board whether to accept or reject them. Notwithstanding the foregoing, if an ad hoc Board committee would have been created but fewer than three directors would be eligible to serve on it, the entire Board (other than the director whose resignation is being considered) will make the determination without any recommendation from the Corporate Governance Committee and without the creation of an ad hoc Board committee.

Principal Shareholders

     No person, as of February 28, 2007, was the owner of record or, to the knowledge of the Company, beneficially owned 5% or more of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below:

Name and Address		Amount of			Percent of
of Beneficial	Title of Class	Beneficial Ownership		Percent of	Available
Owner	Common Stock	Shares	Votes	Class	Votes
FMR Corp*	1 Vote Per Share	26,105,162	26,105,162	5.3	2.7
82 Devonshire Street
Boston, MA 02109

Daniel P. Amos**	10 Votes Per Share	10,166,876	101,668,769
1932 Wynnton Road	1 Vote Per Share	1,529,556	1,529,556
Columbus, GA 31999		11,696,432	103,198,325	2.4	10.1

(*)	This information is derived from the Schedule 13G, dated February 14, 2007, and filed with the SEC by FMR Corp. According to the Schedule 13G, FMR Corp may be deemed to be controlled by Edward C. Johnson 3d and family members. Includes shares beneficially owned by various subsidiaries of FMR Corp.

(**)	See footnote 2 on page 6.

1. ELECTION OF DIRECTORS

     The Company proposes that the following 17 individuals be elected to the Board of Directors of the Company. The persons named in the following table have been nominated by the Corporate Governance Committee of the Board of Directors for election as Directors and, if elected, are willing to serve as such until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. It is intended that the persons named in the accompanying proxy, or their substitutes, will vote for the election of these nominees (unless specifically instructed to the contrary). However, if any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated, the persons named in the proxy, or their substitutes, will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. The Board of Directors has no reason to believe that any of the persons nominated will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE FOLLOWING NOMINEES AS DIRECTORS.

The following information is provided with respect to the nominees:

				Shares of Common
				Stock Beneficially
				Owned on		Voting Rights
				February 28,	Percent of	on	Percent
			Year First	2007	Outstanding	February 28,	of Available
Name	Principal Occupation (1)	Age	Elected	(2)	Shares	2007	Votes
Daniel P. Amos	Chairman, the Company and Aflac;**	55	1983	11,696,432	2.4	103,198,325	10.1
	Chief Executive Officer (“CEO”), the
	Company and Aflac; President, Aflac,
	until January 2007; Director, Synovus
	Financial Corp., Columbus, GA

John Shelby Amos II	Alabama/West Florida State Sales	54	1983	1,293,262.3		12,899,053	1.3
	Coordinator, Aflac

Paul S. Amos II	President, Aflac, since January 2007;	31	(3)	3,523,308.7		35,044,519	3.6
	Chief Operating Officer, Aflac U.S., since
	February 2006; Executive Vice President,
	U.S. Operations, Aflac, from January 2005
	until January 2007; Georgia North State
	Sales Coordinator, Aflac, from November
	2002 through December 2004

Yoshiro Aoki	President, Seiwa Sogo Tatemono Co., Ltd.,	61	(3)	3,328,784.7		33,287,840	3.4
	Tokyo, Japan, since June 2005; Corporate
	Auditor, Chuo Real Estate Co., Ltd., and
	Yushu Corp., Tokyo, Japan, since June
	2006; Deputy President, Mizuho Research
	Institute Ltd., Tokyo Japan, from April
	2004 until June 2005; Senior Managing
	Director, Mizuho Bank, Ltd., Tokyo,
	Japan, from April 2002 until April 2004;
	Senior Managing Director, The Dai-ichi
	Kangyo Bank, Ltd., Tokyo, Japan, from
	April 2001 until April 2002

Michael H. Armacost	Shorenstein Distinguished Fellow, Stanford	69	1994	43,494	*	407,940	*
	University Asia-Pacific Research Center,
	Stanford, CA, since September 2002;
	President, The Brookings Institution,
	Washington, DC, until June 2002; Director,
	Applied Materials, Inc., Santa Clara, CA;
	Director, USEC Inc., Bethesda, MD;
	Former U.S. Ambassador to Japan

Kriss Cloninger III	President, the Company; Chief Financial	59	2001	1,536,272.3		11,919,211	1.2
	Officer (“CFO”), the Company and Aflac;
	Treasurer, the Company; Executive Vice
	President, Aflac; Director, Tupperware
	Brands Corporation, Orlando, FL; Director,
	Total System Services, Inc., Columbus, GA

Joe Frank Harris	Distinguished Executive Fellow, Georgia	71	1991	80,498	*	777,980.1
	State University, Atlanta, GA; Chairman of
	the Board, Harris Georgia Corp.,
	Cartersville, GA; Former Governor of the
	State of Georgia

Elizabeth J. Hudson	Executive Vice President,	57	1990	106,743	*	1,040,430.1
	Communications, National Geographic
	Society, Washington, DC

Kenneth S. Janke Sr.	Chairman Emeritus, National Association	72	1989	151,789	*	1,459,121.1
	of Investors Corp. (NAIC), Madison
	Heights, MI, since October 2006;
	Chairman, NAIC, from February 2002 until
	October 2006; President and Director,
	NAIC Growth Fund, Madison Heights, MI

				Shares of Common
				Stock Beneficially
				Owned on		Voting Rights
				February 28,	Percent of	on	Percent
			Year First	2007	Outstanding	February 28,	of Available
Name	Principal Occupation (1)	Age	Elected	(2)	Shares	2007	Votes
Douglas W. Johnson	Retired, Audit Partner, Ernst & Young,	63	2004	17,129	*	18,116	*
	Atlanta, GA, until June 2003

Robert B. Johnson	Chairman, One America Foundation,	62	2002	25,565	*	212,948	*
	Washington, DC, since February 2003;
	Senior Vice President/Senior Counselor,
	Porter NOVELLI (Int'l), Washington, DC,
	from May 2003 until November 2003;
	Executive Vice President, BICO Inc.,
	Washington, DC, from February 2001 until
	February 2003; Assistant to the President
	of the United States, Washington, DC, until
	February 2001

Charles B. Knapp	Director of Educational Development, CF	60	1990	58,805	*	561,050.1
	Foundation, Inc., Atlanta, GA, since May
	2004; Partner, Heidrick & Struggles,
	Atlanta, GA, until May 2004; Former
	President, University of Georgia, Athens,
	GA

E. Stephen Purdom, M.D.	Retired, Executive Vice President, Aflac;	59	1987	233,010	*	2,303,100.2
	Retired Medical Director, Columbus
	Clinic, Columbus, GA; Retired Director,
	Trust Company Bank, Columbus, GA

Barbara K. Rimer, Dr. PH	Dean, School of Public Health, University	58	1995	23,235	*	205,350	*
	of North Carolina, Chapel Hill, NC, since
	June 2005; Alumni Distinguished
	Professor, University of North Carolina
	School of Public Health, Chapel Hill, NC,
	since January 2003; Deputy Director,
	Lineberger Comprehensive Cancer Center,
	Chapel Hill, NC, from January 2002 until
	May 2004; Director, Cancer Control and
	Population Sciences, National Cancer
	Institute, Bethesda, MD, until December
	2002

Marvin R. Schuster	Chairman of the Board, Schuster	69	2000	63,000	*	603,000.1
	Enterprises, Inc., Columbus, GA, (owner of
	61 Burger King restaurants in the
	Southeast); Director, Columbus Bank &
	Trust and Synovus Trust Companies,
	Columbus, GA

David Gary Thompson	Retired, Chief Executive Officer, Georgia	60	2005	3,500	*	3,500	*
	Banking, Wachovia Bank, N.A. and
	Executive Vice President, Wachovia
	Corporation, Atlanta, GA, until December
	2004; Director, Georgia Power Company
	(a Southern Company subsidiary)

Robert L. Wright	Chairman Emeritus, Dimensions	69	1999	48,000	*	318,000	*
	International, Alexandria, VA, since
	February 2003; Chairman, Flight Explorer,
	Alexandria, VA; Chairman, Dimensions
	International, until February 2003; Chief
	Executive Officer, Dimensions
	International, until February 2003;
	Director, Dimensions International; Former
	Associate Administrator, U.S. Small
	Business Administration

(*)	Percentage not listed if less than .1%.

(**)	American Family Life Assurance Company of Columbus (“Aflac”) is a wholly owned subsidiary of the Company.

(1)	Unless specifically noted, the respective Director or nominee has held the position for at least five years.

(2)	Includes options to purchase shares, which are exercisable within 60 days, for Daniel P. Amos, 5,798,470; John Shelby Amos II, 53,000; Michael H. Armacost, 13,000; Kriss Cloninger III, 1,168,666; Joe Frank Harris, 13,000; Elizabeth J. Hudson, 13,000; Kenneth S. Janke Sr., 10,000; Douglas W. Johnson, 11,000; Robert B. Johnson, 21,500; Charles B. Knapp, 13,000; E. Stephen Purdom, M.D., 13,000; Barbara K. Rimer, Dr. PH, 13,000; Marvin R. Schuster, 33,000; David Gary Thompson, 2,500; and Robert L. Wright, 33,000. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan for Daniel P. Amos, 195,889; Kriss Cloninger III, 88,871, and Paul S. Amos II, 20,204, for which they have the right to vote, but may not transfer until the shares have vested three years from the date of grant if certain Company performance goals have been met. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan for Kenneth S. Janke Sr., 3,813; and Robert B. Johnson, 1,907 which they have the right to vote, but may not transfer until the shares have vested four years from the date of grant. Includes 240,000, 197,891 and 41,941 shares pledged for Daniel P. Amos, John Shelby Amos II, and Kriss Cloninger III, respectively.

Also includes the following shares:

Daniel P. Amos, 118,267 shares owned by spouse, which includes options to purchase 110,000 shares that are exercisable within 60 days; 3,330,049 shares owned by partnerships of which Mr. Amos is a partner; 1,093,811 shares owned by trusts with Mr. Amos as trustee; 704,480 shares owned by the Daniel P. Amos Family Foundation, Inc.; 217,450 shares owned by a trust with spouse as trustee; 59,148 shares owned by spouse’s children; 42,634 shares owned by a partnership of which spouse is a partner; and 20,082 shares owned by the Paul S. Amos Family Foundation, Inc.

John Shelby Amos II, 330,129 shares owned by his children with Mr. Amos as trustee; 24,717 shares owned by a corporation of which Mr. Amos is a controlling shareholder; and 4,518 shares owned by the Shelby and Wanda Amos Foundation, Inc.

Paul S. Amos II, 6,383 shares owned by spouse; 14,093 shares owned by children; 95,689 shares owned by a trust with spouse as trustee; 533,396 shares owned by a Trust; 15,000 shares owned by a partnership of which Mr. Amos is a partner; 11,200 shares owned by the Paul & Courtney Amos Foundation; 23,000 shares owned by the Dan Amos Dynasty Trust; 2,019,558 shares owned by The Amos Family Limited Partnership; 704,480 shares owned by the Daniel P. Amos Family Foundation, Inc.; and 20,082 shares owned by the Paul S. Amos Family Foundation, Inc.

Yoshiro Aoki, 3,328,784 shares owned by The Mizuho Trust & Banking Co., Ltd. Mr. Aoki shares the power to vote these shares.

Kriss Cloninger III, 1,736 shares owned by spouse; 45 shares owned by spouse’s children; 64,420 shares owned by partnerships of which Mr. Cloninger is a partner; 26,817 shares owned by a trust with Mr. Cloninger as trustee.

Kenneth S. Janke Sr., 73,250 shares owned by a trust with Mr. Janke as trustee; 33,461 shares owned by a trust with spouse as trustee; 9,700 shares owned by a partnership of which Mr. Janke is a partner; 20,000 shares owned by the NAIC Growth Fund of which Mr. Janke is president; and 1,500 shares owned by an investment club of which Mr. Janke is a member.

Charles B. Knapp, 6,000 shares owned by spouse.

(3)	Nominated to the Board for the first time in 2007.

     Daniel P. Amos and John Shelby Amos II are cousins. Daniel P. Amos is the father of Paul S. Amos II. Kenneth S. Janke Sr. is the father of Kenneth S. Janke Jr., an executive officer of the Company. No other family relationships exist among any other executive officers or Directors.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of February 28, 2007, the number of shares and percentage of outstanding shares of Common Stock beneficially owned by (i) our Named Executive Officers, comprised of our CEO, CFO, and three other most highly compensated executive officers as listed in the Summary Compensation Table (collectively, the “NEOs”) whose information was not provided under the heading “Election of Directors,” and (ii) all Directors and executive officers as a group.

Common Stock Beneficially Owned and Approximate Percentage of Class
as of February 28, 2007

		Percent		Percent
Name and Principal Occupation for five years	Shares (1)	of Shares	Votes	of Votes
Akitoshi Kan	620,335.1		4,164,421.4
Chairman, Aflac International, Inc., since January
2005; President, Aflac Japan, since April 2005; Chief
Operating Officer, Aflac Japan, since January 2005;
Executive Vice President, U.S. Internal Operations,
Aflac, until December 2004

Ronald E. Kirkland	45,423	*	162,749	*
Sr. Vice President, Aflac, Director of Sales, since
January 2005; Vice President, Aflac, Territory
Director-West, from October 2004 until January
2005; State Sales Coordinator-Missouri, Aflac, until
October 2004

All Directors, nominees and executive	24,895,097	5.0	224,661,023	21.5
officers as a group
(32 persons)

(1)	Includes options to purchase shares, that are exercisable within 60 days, for Akitoshi Kan, 278,333; Ronald E. Kirkland, 10,000; and all Directors nominees and executive officers as a group, 8,617,344. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan for Akitoshi Kan, 45,523; Ronald E. Kirkland, 15,174; and all Directors nominees and executive officers as a group, 483,007, which they have the right to vote, but they may not transfer until the shares have vested three years from the date of grant if certain Company performance goals have been met. Includes 17,425 shares pledged for Ronald E. Kirkland. Includes 664,574 shares pledged for all Directors, nominees and executive officers as a group

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), executive officers, Directors, and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the SEC.

     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that during the last fiscal year, all Section 16 filing requirements applicable to its reporting persons were complied with, except that Mr. Atsushi Yagai, formerly an executive officer, failed to file one Form 4 in 2006 on a timely basis, relating to one purchase of shares.

CORPORATE GOVERNANCE

Director Independence

     The Board of Directors annually assesses the independence of each Director nominee. The Board has determined that with respect to Michael H. Armacost, Elizabeth J. Hudson, Douglas W. Johnson, Robert B. Johnson, Charles B. Knapp, Barbara K. Rimer, Dr. PH, Marvin R. Schuster, David Gary Thompson, and Robert L. Wright, (i) none of such individuals is precluded from being an independent director under the New York Stock Exchange (“NYSE”) listing standards and (ii) none of such individuals has a material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company), and that accordingly, each such individual is considered an “independent director” for purposes of the NYSE listing standards. The Board made its determination based on information furnished by all Directors regarding their relationships with the Company and research conducted by management.

Executive Sessions of Non-management Directors; Presiding Director

     The non-management Directors meet at least annually in executive session without management present. The Board annually designates the presiding Director for such meetings. In August 2006, Kenneth S. Janke Sr. presided at the meeting of the non-management Directors in executive session.

Communications with Directors

     Shareholders and interested parties may contact members of the Board by mail. To communicate with the Board of Directors, any individual Director or any group or committee of Directors (including non-management Directors as a group), correspondence should be addressed to the Board of Directors or any such individual Director or group or committee of Directors by either name or title. All such correspondence should be sent to the Corporate Secretary of Aflac Incorporated at the following address: 1932 Wynnton Road, Columbus, Georgia 31999.

     All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of Directors, the Secretary’s office will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

     In addition, it is Company policy that each of the Directors attends the Annual Meeting. All of the Directors were in attendance at the 2006 Annual Meeting.

Director Nominating Process

     The Corporate Governance Committee will consider Director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include: (i) the name of the shareholder and evidence of the person's ownership of Common Stock, including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a Director of the Company and the person's consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. No person 20 years of age or younger or 75 years of age or older shall be eligible for election or appointment as a member of the Board of Directors.

     The shareholder recommendation and information described above must be sent to the Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999, and must be received by the Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first.

     The Corporate Governance Committee believes that the minimum qualifications for serving as a Director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Corporate Governance Committee also seeks to have the Board represent a diversity of backgrounds and experience.

     The Corporate Governance Committee identifies potential nominees by asking current Directors and executive officers to notify the Corporate Governance Committee if they become aware of persons that meet the criteria described above and who have had a change in circumstances that might make them available to serve on the Board (i.e., – for example if an individual retired as chief executive officer or chief financial officer of a public company or exited government or military service). The Corporate Governance Committee may also, from time to time, engage firms that specialize in identifying Director candidates. As described above, the Corporate Governance Committee will also consider candidates recommended by shareholders.

     Once a person has been identified by the Corporate Governance Committee as a potential candidate, the Corporate Governance Committee may collect and review publicly available information regarding the potential candidate to assess whether that person should receive further consideration. If the Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Corporate Governance Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Corporate Governance Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Corporate Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

     Mr. Yoshiro Aoki was recommended for consideration by the Corporate Governance Committee by a major shareholder.

Code of Business Conduct and Ethics

     The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including executive officers. The Code of Business Conduct and Ethics includes a Code of Ethics for Chief Executive and Senior Financial Officers that sets forth standards applicable to all officers, directors, and employees but has provisions specifically applicable to the Chief Executive Officer, Chief Financial Officer, and the Chief Accounting Officer. The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics by posting such information on the Aflac Web site at www.aflac.com, under “Investors” under “Corporate Governance.”

BOARD AND COMMITTEES

     During 2006, the Board of Directors met five times, and all Directors attended at least 75% of the meetings of the Board and of the Board Committees on which they served.

     The Audit Committee Charter, the Compensation Committee Charter, and the Corporate Governance Committee Charter as well as the Company’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics can all be found at the Company’s Web site — www.aflac.com, by clicking on the “Investors” page and then clicking on “Corporate Governance.” These documents are also available in print to shareholders upon request. Shareholders may submit their request to Aflac Incorporated, Corporate Secretary, 1932 Wynnton Road, Columbus, Georgia 31999.

The Audit Committee

     The Audit Committee has the following primary duties and responsibilities: (i) to oversee that management has maintained the reliability and integrity of the financial reporting process and systems of internal controls of the Company and its subsidiaries regarding finance, accounting, and legal matters; (ii) to issue annually the Audit Committee Report set forth below; (iii) to monitor the independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditing department; (iv) to assist Board oversight of the Company’s compliance with legal and regulatory requirements; and (v) to provide an open avenue of communication between the independent registered public accounting firm, management, the internal auditing department, and the Board. The Audit Committee also pre-approves audit and non-audit services provided by the Company's independent registered public accounting firm and pre-approves all related person transactions required to be disclosed in the Company’s annual Proxy Statement. In addition, it is the responsibility of the Audit Committee to select, oversee, evaluate, determine funding for, and, where appropriate, replace or terminate the independent registered public accounting firm. The Audit Committee reviews the services performed and the fees charged by the independent registered public accounting firm a minimum of once annually.

     The independent registered public accounting firm has direct access to the Audit Committee and may discuss any matters that arise in connection with their audits, the maintenance of internal controls, and any other matters relating to the Company’s financial affairs. The Audit Committee may authorize the independent registered public accounting firm to investigate any matters that the Audit Committee deems appropriate and may present its recommendations and conclusions to the Board.

     The Audit Committee is composed of Robert L. Wright (Chairman), Douglas W. Johnson, Charles B. Knapp, and Marvin R. Schuster, each of whom qualifies as an independent Director under the NYSE listing standards and SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee met 12 times during 2006.

The Corporate Governance Committee

     The Company has a Corporate Governance Committee, the functions of which include: (i) selecting individuals qualified to serve as Directors of the Company to be nominated to stand for election to the Board of Directors; (ii) recommending to the Board, Directors to serve on committees of the Board; (iii) advising the Board with respect to matters of Board composition and procedures; (iv) developing and recommending to the Board a set of corporate governance principles applicable to the Company; and (v) overseeing the evaluation of the Board and the Company’s management. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors.

     The Corporate Governance Committee of the Board of Directors is composed of Marvin R. Schuster (Chairman), Barbara K. Rimer, Dr. PH, and David Gary Thompson, each of whom qualifies as an independent Director under the NYSE listing standards. The Corporate Governance Committee met five times during 2006.

The Compensation Committee

     The responsibilities of the Compensation Committee include the following: (i) to review, at least annually, the goals and objectives of the Company’s executive compensation plans; (ii) to annually evaluate the performance of the CEO with respect to such goals and objectives; (iii) to determine the CEO’s compensation level based on this evaluation; and (iv) to annually evaluate the performance of the employee Directors of the Company in light of such goals and objectives, and set their compensation levels based on this evaluation. The Compensation Committee approves all aspects of compensation for executive officers who are members of the Board. For all other officers who are subject to Section 16 reporting requirements, including all executive officers, the Compensation Committee approves equity-linked incentive compensation and also annual incentive bonuses, sometimes referred to as non-equity incentives, under the Company’s Management Incentive Plan (“MIP”). Other compensation decisions for executive officers are made by the CEO, Daniel P. Amos.

     With respect to Non-employee Director compensation, the Compensation Committee recommended to the Board a policy regarding Non-employee Director compensation and has recommended Non-employee Director compensation consistent with the policy to the Board. The Board makes final determinations regarding Non-employee Director compensation.

     The Compensation Committee may form subcommittees and delegate such power and authority as the Compensation Committee deems appropriate. However, no subcommittee may have fewer than two members and the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

     The Compensation Committee retains a nationally recognized compensation consultant, Mercer Human Resource Consulting (the “Consultant”) to assist and advise the Compensation Committee in its deliberations regarding executive compensation. The Consultant works with the Compensation Committee in the review of executive compensation practices, including the competitiveness of pay levels, design issues, market trends, and other technical considerations.

     The Consultant typically provides assistance for the following areas:

  Provides comparative company performance to determine CEO pay
  Provides an evaluation of the competitiveness of the Company’s executive compensation and benefit programs
  Reviews plan design issues and recommends potential improvement opportunities
  Apprises the Compensation Committee of trends and developments in the marketplace
  Provides assistance in assessing the relationship between executive pay and performance
  Provides assistance with assessing proposed performance goals and ranges for incentive plans
  Provides comparative company data to determine NEO compensation

     In addition to these recurring service activities for the Compensation Committee, the Consultant created and conducted a training program for the Company’s Compensation Committee members in 2005 and 2006. The training program was designed to assist the Compensation Committee in the execution of its duties and responsibilities. In keeping with what the Company believes is a “best practice” aspect of corporate governance, the Company does not use the Consultant’s services for compensation issues outside the purview of the Compensation Committee.

     Additional information regarding the Company’s processes and procedures for the consideration and determination of executive compensation can be found in “Compensation Discussion and Analysis” below.

     The current members of the Compensation Committee are Robert B. Johnson (Chairman), David Gary Thompson, and Robert L. Wright. All members of the Compensation Committee are “outside” Directors as defined by Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “IRC”), and qualify as independent Directors under the NYSE listing standards. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee met three times in 2006.

Compensation Committee Interlocks and Insider Participation

     During 2006, the members of the Company’s Compensation Committee were Robert B. Johnson (Chairman), David Gary Thompson, and Robert L. Wright. None of such persons is a current or former employee or officer of the Company or any of its subsidiaries. During 2006, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

COMPENSATION DISCUSSION AND ANALYSIS

I. Introduction

     This section will provide an overview and analysis of our compensation program and policies for our executive officers and in particular our NEOs (the individuals named in the Summary Compensation Table below). Of the five NEOs, four are non-sales NEOs (Daniel P. Amos, Kriss Cloninger III, Akitoshi Kan, and Paul S. Amos II), because their duties do not relate primarily to sales. Ronald E. Kirkland is referred to below as a sales NEO, because his duties relate primarily to sales. As a leader in our industry segment, we recognize that a sound management compensation program is a part of what makes a company an employer of choice. Our compensation philosophy is to provide pay that is directly linked to the Company’s performance results. By doing so, we are able to provide the following: reasonable salaries that reflect each manager’s responsibility level, qualifications and contribution over time; benefits that adequately meet the needs of our employees and their families at a reasonable shared cost; meaningful, performance-based annual non-equity incentives; and long-term equity incentives that reflect the creation of shareholder value.

     The performance-based elements of our compensation programs apply to all levels of Company management, including our executive officers. They enable us to attract, retain, motivate, and reward talented individuals who have the necessary skills to manage our growing global enterprise on a day-to-day basis as well as for the future.

II. Oversight of the Executive Compensation Program

     The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (for purposes of this Compensation Discussion and Analysis, the “Committee”).

III. Executive Compensation Philosophy and Core Principles

     The following table highlights the primary components and rationale of our compensation philosophy and the pay elements that support the philosophy.

Philosophy Component	Rationale/Commentary	Pay Element
Compensation should reinforce business objectives and values	One of the Company’s guiding principles is to provide an enriching and rewarding workplace for our employees. Key goals are to retain, motivate and reward executives while closely aligning their interests with those of the Company and its shareholders. Our compensation practices help us achieve these goals.	All elements (salary, non-equity incentive bonuses, equity linked compensation, retirement, and health and welfare benefits)
A majority of compensation for top executives should be based on performance	Performance-based pay aligns the interest of management with the Company’s shareholders. Pay for top executives is highly dependent on performance success. Performance-based compensation motivates and rewards individual efforts, unit performance, and Company success. Potential earnings under performance-based plans are structured such that greater compensation can be realized in years of excellent performance. Similarly, missing goals will result in lower, or no, compensation from the performance-based plans.	Merit salary increases, annual non-equity incentive bonuses and equity-linked incentive compensation (stock options, time-based restricted stock and performance-based restricted stock)
Compensation should be competitive	The Compensation Committee has retained Mercer Human Resource Consulting, as an adviser (the “Consultant”) to assist the Committee with assessing pay practices and peer group performance, at least annually, in order to maintain competitive compensation relative to the Company’s industry. The Consultant uses a combination of proxy data and market surveys to assess the competitiveness of the Company’s executive pay within the industry. Company philosophies and cultural practices also affect the overall compensation policies for the executive officers.	All elements
Key talent should be retained	In order to attract and retain the highest caliber of management, the Company seeks to provide financial security for its executives over the long term and to offer intangible non-cash benefits in addition to other compensation that is comparable with that offered by the Company’s competitors.	Equity-linked incentive compensation, retirement benefits, employment agreements, change-in-control provisions
Compensation should align interests of executives with shareholders	Equity ownership helps ensure that the efforts of executives are consistent with the objectives of shareholders.	Equity-linked incentive compensation

IV. Executive Compensation Policies

1.   Total direct compensation relative to market

The Company’s total direct compensation (base salary, annual non-equity incentive bonus, and long-term equity incentive compensation) for our NEOs is generally designed to provide competitive compensation relative to companies in the Company’s peer group for “target” performance results. For the CEO, the Company’s practice is to measure performance relative to peers, which ensures that the CEO’s compensation in a given year directly correlates with the Company’s relative performance rank for the prior year. This process is explained in greater detail below in the section labeled “CEO Compensation.” We note that the Company’s performance has ranked first or second in six of the nine years for which such data has been gathered, and has always been above the peer group median.

The peer group consists of 16 major insurance companies identified below. These peer companies are engaged in similar businesses, of similar size, although the Company is slightly above the median revenues, market capitalization, and assets of the peer group, and are competitors for talent. Peer group companies include: Aetna Inc., The Allstate Corporation, Aon Corporation, Assurant, Inc., The Chubb Corporation, CIGNA Corporation, Conseco, Inc., Genworth Financial, Inc., The Hartford Financial Services Group, Inc., Lincoln National Corporation, Manulife Financial Corporation, The Progressive Corporation, Prudential Financial, Inc., The Travelers Companies, Inc., Safeco Corporation, and Unum Group.

2.   Current vs. long-term compensation

The components of current compensation include an annual salary and an annual cash-based incentive bonus. Long-term compensation is provided to link executive compensation to the delivery of shareholder value. The equity-linked long-term incentive compensation components include stock options, performance-based restricted stock (“PBRS”), and in some cases, time based restricted stock awards (“TBRS”). The Company has two long-term equity incentive plans. The first is a stock option plan, the 1997 Stock Option Plan, which allows for grants of both incentive stock options (“ISOs”) and non-qualifying (“NQ”) stock options. This plan expired on February 11, 2007 (although options granted before that date remain outstanding in accordance with their terms). The second plan, the 2004 Long Term Incentive Plan, allows for ISOs, NQs, restricted stock, restricted stock units, and stock appreciation rights.

On an annualized present value basis, the proportion of long-term incentives to target annual cash incentives varies based on the responsibility level of the participant’s job and the ability to impact results over time. In general, the higher the responsibility level, the greater the proportion of longer-term equity incentives compared with target annual cash incentives. In the case of the non-sales NEOs, the present value of long-term equity incentive grants is greater than their target annual cash incentives.

In the case of Mr. Kirkland, the annual non-equity incentive compensation is the dominant feature of his compensation arrangement. In 2006, Mr. Kirkland earned an annual non-equity incentive that was 4.4 times larger than his earned equity award, as presented in the Summary Compensation Table under the columns Stock Awards and Option Awards. The annual non-equity incentive compensation for a sales-NEO will vary directly each year in proportion to sales results achieved, which is the primary responsibility of Mr. Kirkland.

3.   Fixed vs. variable compensation

The portion of an executive’s compensation that is variable increases as the scope and level of the individual’s responsibilities increase. For the NEOs, variable compensation accounts for a substantial portion of total compensation, as annual salary is the only fixed compensation component. Annual cash incentives increase or decrease with performance. The amount of equity-linked compensation granted each year is based partially on individual performance and partially on level of responsibility. The earning of PBRS is highly contingent, as the award is based on achieving a performance measure for a three-year period. Other contingent components include vesting restrictions on stock options and TBRS, which require the recipients to fulfill a continuing employment obligation before they can exercise any option or vest in the TBRS.

4.   Mix of long-term incentives

In 2006, the Compensation Committee approved a combination of equity-linked incentive compensation awards for the executive officers.

Based on the value of equity grants as presented in the Summary Compensation Table (which measures their FAS 123(R) costs for 2006) under the columns Stock Awards and Option Awards, stock options represented 83% of total long-term incentives for the CEO and PBRS represented 17%.

For all other NEOs, stock options ranged from 60% to 81% and PBRS ranged from 19% to 40% of total long-term equity incentive value.

5.   Total compensation in light of best practices and costs

Every year the Committee reviews the incentive compensation components of all executive officers with the help of the Consultant. The Committee believes that many “best practices” are reflected in the existing compensation strategy and that the Company’s compensation expenses are reasonable and appropriate given the superior financial and stock market performance that the Company has produced over a long period of time. Modifications to the compensation program are periodically made in order to remain consistent with the competitive market and emerging best practices.

V. Components of the NEO Compensation Program

     Total compensation is provided to the CEO and other NEOs through four components, each of which has a different strategic role and risk profile. The table below provides an overview of the compensation components, and is followed by a detailed description of how the amount of each component is determined.

Element	Description	Strategic Role	Examples	Risk Profile
Base Salary	Fixed based on level of responsibility, experience, and qualifications	- Performance of day-to-day activities	- Cash	- Low to moderate
Non-Equity Incentive	Variable based on achievement of annual objectives	- Policy implementations - Operating decisions - Short-term focus	- Cash	- Moderate to high
Long-Term Equity Incentives	Variable based on responsibility and the achievement of performance goals	- Effective strategy and policy making - Long-term focus - Alignment with shareholders	Equity-Linked Incentive Compensation - Stock Options - Performance-Based Restricted Stock	- High
Benefits & Perquisites	Satisfy employee health, welfare, and retirement needs	- Security - Tax effective pay - Financial counseling - Time efficiency/convenience	- Health care - Life & Disability - Retirement plans - Security	- Low

Base Salary

     The primary purpose of the base salary component is to provide the recipient a steady stream of income consistent with the level of responsibility, qualifications and contribution over time. The Consultant annually gathers comparative market data on salaries for the Committee to use in reviewing and determining the CEO’s recommendations for the salaries of the CFO and other NEOs, other than the CEO. It is the Company’s intent to give consideration to the market data for total compensation. However, in the aggregate, the salaries of the Company’s executive officers are generally positioned slightly below the 50th percentile of the peer companies because the Company believes directly relating pay to performance is better accomplished through annual non-equity incentive bonuses and longer-term equity incentives.

     For 2006, the Committee approved the CEO recommendation that the CFO receive a 3.8% increase, the President of Aflac Japan receive a 5.0% increase, and the President of Aflac receive a 4.3% increase. At the CEO’s request, the Committee did not increase his base salary. The base salary of the sales NEO was not increased between 2005 and 2006, as the majority of his compensation is intended to come from his annual non-equity incentive bonus based on actual sales results.

Non-Equity Incentive Plans

     All of the NEOs are eligible to participate in one of two non-equity incentive plans sponsored by the Company. The non-sales NEOs participate in the Management Incentive Plan (“MIP”) and the sales NEO participates in the Sales Incentive Plan (“SIP”).

Performance targets are set annually for each plan, and cash payouts are made to executives based on actual performance as more fully described in the separate sections below for each plan.

Management Incentive Plan

     The Company’s MIP uses specific performance objectives to provide potential annual incentive bonuses for the CEO, CFO, President of Aflac Japan, President of Aflac, and all other non-sales officers. One of the performance targets of the MIP is based on operating earnings per share growth, which is the primary financial objective of the Company on a consolidated basis. Additional performance targets are specific to the Company’s two principal business segments: Aflac U.S. and Aflac Japan. For each segment, the MIP performance targets include a measure of total new annualized premium sales, premium income, operating expenses and pretax operating earnings. These measures are felt to be the most significant to the performance of each segment. They are understood by those eligible for the incentive bonuses, and they are under the collective influence of the segment officers.

     For each performance measure, a target performance level is established. In addition, a minimum and maximum level is established for each measure except for operating earnings per share. The payout for a minimum result is one-half that of the target result, while the payout for a maximum result is two times that of the target result. Typically the range between the minimum result and the target result is the same as the range between the target result and a maximum result. Interpolation is used to calculate incentive payouts for results between minimum and target or target and maximum.

     The Company’s specific MIP performance objectives can vary each calendar year and typically have a range of percentage changes that correspond to the minimum, target, or maximum award. The only exception in 2006 was operating earnings per share, which was set equal to the Company’s publicly announced operating earnings per share target of $2.92 per diluted share, on a constant currency basis. Failure to achieve the earnings per share target would have resulted in no bonus paid for this component. In addition, because the target was expressed as a point estimate rather than a range, no additional incentive was payable for exceeding the target. For 2007, the publicly announced operating earnings per share guidance is expressed as a range. The low end of the range is the target at which 100% of the cash incentive is earned. The high end of the range will be the maximum. No cash incentive will be awarded for operating earnings per share that fall below the publicly stated objective.

     For Aflac U.S. in 2006, the following performance incentive measures were used: the percentage increases in new annualized premium and premium income; the percentage increase over the previous year of premium income minus the percentage increase in controllable expenses; and the percentage increase in pretax operating earnings over the previous year.

     For Aflac Japan in 2006, the following performance incentive measures were used: the percentage increases in new annualized premium and premium income; budgeted operating expenses; and the percentage increase in pretax operating earnings over the previous year before expenses allocated from the U.S. operations and any currency effect.

     The incentive measures described above include non-GAAP financial measures as more fully described in this paragraph. Our corporate performance measure is based on operating earnings per diluted share excluding the impact of foreign currency translation. We define operating earnings per diluted share to be the net earnings before realized investment gains and losses, the impact of Statement of Financial Accounting Standard No. 133 (“SFAS No. 133”), Accounting for Derivative Instruments and Hedging Activities and nonrecurring items divided by the weighted-average number of shares outstanding for the period plus the weighted-average shares for the dilutive effect of share-based awards. Because foreign exchange rates are outside of management’s control, operating earnings per diluted share is computed using the average yen/dollar exchange rate for the prior year, which eliminates fluctuations from currency rates that can magnify or suppress reported results in dollar terms. Aflac U.S. and Aflac Japan incentive measures also include non-GAAP financial measures. For both the U.S. and Japanese segment, we use an industry measure of the increase in total new annualized premium sales, which is the annual premiums on policies sold and incremental annual premiums on policies converted during the reporting period. For Aflac U.S., we use the percentage increase in premium income minus the percentage increase in controllable expenses. Controllable expenses are a component of total acquisition and operating expenses for the U.S. business segment. For Aflac Japan, we compare actual expenses against budgeted operating expenses as a performance measure for the reporting period. And for both segments we use the percentage increase in pretax operating earnings. We define pretax operating earnings on a segment basis to be the operating profit before realized investment gains and losses, the impact of SFAS No. 133, and nonrecurring items. The percentage increase in pretax operating earnings for the Japan segment is measured before expenses allocated from the U.S. and currency effects.

     We believe the segment measures and operating earnings per diluted share objectives described above are the most important incentive factors for our business in terms of creating shareholder value and aligning management’s interests and rewards with those of our shareholders.

     The CEO and CFO recommend to the Committee the specific Company performance objectives and their ranges. In recommending the incentive performance objectives to the Committee, the CEO and CFO take into consideration past performance results and scenario tests of the Company’s financial outlook as projected by a complex financial model. The model projects the impact on various financial measures using different levels of new sales, budgeted expenses, morbidity, and persistency. This enables the Company to set ranges around most performance objectives.

     The Committee may consider the probability of attainment of each of the various measures. Generally, it is expected that target performance will be attained approximately 50% of the time, minimum performance attained approximately 75% of the time, and maximum performance attained not more than 25% of the time. At its annual February meeting, the Committee reviews and approves or if appropriate modifies, the annual incentive goals before payments are made in order to qualify, if appropriate, any payouts to the NEOs as performance-based and fully deductible as compensation expense for tax purposes under the IRC. The Committee has the discretion to adjust the MIP results related to segment performance measures if it deems that a class of MIP participants would be unduly penalized due to the incomparability of the result to the performance measure as determined by the Committee.

Sales Incentive Plan

     The Company maintains a sales incentive plan for officers and management personnel whose primary responsibilities are focused on producing new annualized premium sales and increasing the number of producing associates. Sales management, including Mr. Kirkland, has three primary incentive goals. The specific performance measurement items are the percentage increase in new annualized premium sales, the dollar growth of new annualized premium sales over the previous year, and the percentage increase in average weekly producing sales associates. All three of the performance metrics are directly influenced by and under the responsibility of the sales management team.

     For each of the three performance measures, a range is established that relates the relative performance measure to a specific dollar payout. We believe the sales incentive goals are the most important incentive measures for the job responsibilities. Sales growth and weekly producers are performance drivers of our Company due to their influence on revenue growth. Additionally, they are measures watched closely by the investment community.

     The cash incentives, which are based on performance ranges, can range from zero for missing the performance objective to payments that are, in some potential cases, more than seven times the individual’s salary. The Company bases the majority of the compensation potential for sales management on annual cash incentives. Base salaries are intentionally smaller as a percentage of total compensation when compared to non-sales executives. This pay philosophy also puts the sales management team in a clear pay-for-performance situation.

     For additional information about the non-equity incentive plans, please refer to the Grants of Plan-Based Awards table, which shows the threshold, target, and maximum bonus amounts payable under each plan for 2006, and the Summary Compensation Table which shows the actual amount of non-equity incentive plan compensation paid to our NEOs for 2006.

Weighting of Performance Measures

     The performance measures are weighted for the NEOs and other officer levels of the Company. The intent is to weight them according to how each position can and should influence their outcome.

     The following table details these relative weightings for each of the NEOs:

	Weightings of Annual Incentive Measures as Percent of Target Award
Executive	Corporate	U.S. Operations/Sales	Japan Operations	Total
Daniel P. Amos	43.0%	28.5%	28.5%	100%
Kriss Cloninger III	46.4	21.4	32.2	100
Akitoshi Kan	10	—	90	100
Ronald E. Kirkland	—	100	—	100
Paul S. Amos II	25	75	—	100

     The following table reflects targets and the earned percentages of salary based on 2006 performance results for the NEOs:

Executive	Target as Percent of Salary	Earned as Percent of Salary
Daniel P. Amos	175%	177.85%
Kriss Cloninger III	140	139.33
Akitoshi Kan	120	118.20
Ronald E. Kirkland*	200	495.40
Paul S. Amos II	80	120.75

*Based on salary excluding any deferrals disclosed below in the Nonqualified Deferred Compensation table.

Long-term Equity Incentives

     It is generally the Company’s intent that approximately 50% of the value of long-term incentive compensation to all officers will be provided through stock options and approximately 50% will be provided through restricted stock awards (either PBRS or TBRS). Section 16 officers, which include the NEOs, receive restricted stock in the form of PBRS, while other officers receive TBRS that vest over time without a performance component.

     PBRS awards generally vest only if the recipient of an award remains an employee of the Company for the full three-year performance period and the performance requirement is achieved.

     For PBRS awards that were granted in 2006, the performance period is January 1, 2006, through December 31, 2008. The sole performance measure for determining vesting is achieving a cumulative growth rate of at least 49.4% in operating earnings per diluted share excluding foreign currency changes. This performance measure was selected because of the Company’s belief that growth in operating earnings per diluted share can have a significant impact on building shareholder value over time.

This measure, and its target performance requirement of 49.4% cumulative growth, was reviewed and approved by the Committee at its February 2006 meeting, thereby potentially qualifying the awards made to the NEOs as performance-based for tax purposes under IRC Section 162(m).

     This growth rate is equivalent to the cumulative growth rate that would be generated for the three years during the performance period, excluding the impact of foreign currency fluctuations as compared with the prior year. The Committee also adopted a threshold performance level set at 90% of the target. As a result of this provision, there is a 5% decrease in the number of shares that will vest for every 1% decrease of the cumulative growth rate of the performance measure. Therefore, if the threshold performance is attained, 50% of the granted shares would vest and 50% would be forfeited. If the actual cumulative growth rate is below the 90% threshold, no shares will vest. However, if the target is exceeded, no additional shares will be awarded.

     Beginning November 14, 2006, stock options were granted with an exercise price equal to 100% of their closing market value of the underlying shares on the grant date. For grants prior to November 14, 2006, the exercise price was set at the average of the market high and low sales prices of the underlying shares on the grant date. A detailed description of how the CEO’s long-term incentives are determined is provided in Section VII below.

Retirement, Deferral and Savings Plans

     The retirement, deferral and savings plans described below were established in order to provide competitive post-termination benefits for officers and employees of the Company, including the NEOs, in recognition of their long-term service and contributions to the Company.

Defined Benefit Pension Plans

     As described further in “Pension Benefits” below, the Company maintains tax-qualified, noncontributory defined benefit pension plans covering substantially all U.S. and Japanese employees, including the NEOs, who satisfy the eligibility requirements, and the Company also maintains nonqualified supplemental retirement plans covering the non-sales NEOs.

Executive Deferred Compensation Plan

     The NEOs, in addition to other U.S. based eligible executives, are entitled to participate in the Executive Deferred Compensation Plan (“EDCP”). The EDCP is discussed in more detail below under “Nonqualified Deferred Compensation.”

401(k) Savings Plan

     The Company maintains a tax qualified 401(k) savings plan in which all U.S. based employees, including the NEOs, are eligible to participate. The Company will match 50% of the first 6% of eligible compensation that is contributed to the 401(k) savings plan. Employee contributions made to the 401(k) savings plan are 100% vested. Employees vest in employer contributions at the rate of 20% for each year of service the employee completes. After five years of service, employees are fully vested in all employer contributions.

Other Benefits

     The Company maintains medical and dental insurance, accidental death insurance, and disability insurance programs for all of its employees, as well as customary vacation, leave of absence, and other similar policies. The NEOs and other officers are eligible to participate in these programs along with and on the same basis as the Company’s other salaried employees.

     In addition, the NEOs are eligible to receive reimbursement for certain financial counseling and medical examination expenses. Additionally, for security and time management reasons, certain of the Company’s officers occasionally travel on corporate aircraft for business and personal purposes. Personal travel on corporate aircraft and security services are provided where considered by the Board of Directors to be in the best interest of the Company and its business objectives.

VI. Additional Executive Compensation Practices and Procedures

1.   Equity Granting Policies

The annual February meeting of the Compensation Committee is held approximately two weeks after the Company’s fiscal year results are released to the public. As a general practice, the Company makes the majority of its equity grants on the date the Board of Directors meets in February, and has done so since 2002. The Company has never engaged in the “backdating” of options. Based on recommendations developed by the CEO and CFO with input from the Consultant, options, PBRS and TBRS awards are submitted to the Committee for approval at its annual February meeting. Option grants are awarded on the date of the meeting, and have historically been granted at an exercise price equal to the average of the high and low sales prices on the date of grant. For option grants since November 14, 2006, the Company has based the exercise price on the closing price on the date of grant.

The Company may periodically make additional equity grants during the course of the year. However, it is the Company’s policy not to make any equity grants in advance of material news releases. As detailed below in the section labeled “CEO Compensation,” it has also been the Company’s practice to grant the CEO a stock option award in August based on the Company’s performance relative to peers in the prior year. This grant, like the others, has been issued on the date of the relevant Committee meeting, and prior to November 14, 2006, had an exercise price equal to the average of the high and low sales prices on the date of grant.

2.   Stock Ownership Guidelines

The Company established stock ownership guidelines for officers in 1998. Officers (beginning at the Second Vice President level and above) have four years from date of hire or promotion to reach their respective level guidelines. The ownership guidelines are defined as a stock ownership value as a multiple of salary and are set as follows: CEO, CFO, and President – not less than five times salary; Executive Vice President – not less than three times salary; Senior Vice President/Vice President –not less than two times salary; and Second Vice President – not less than one times salary. Ownership includes all shares held by the executive and their spouse as well as vested options. It does not include unvested options and restricted stock. All of the Company’s NEOs have stock ownership that exceeds their ownership guidelines.

3.   Employment Agreements

The Company has employment agreements with the four non-sales NEOs and certain other executives in key roles. Agreements generally address role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement and termination for cause or without cause; and resignation by the employee. Contracts also contain termination and related pay provisions in the event of a change in control. In all cases, for the change in control provisions in the employment agreements to apply, there must be both (1) a change in control, as well as (2) a termination by the Company without cause or a resignation by the executive for good reason. This is commonly referenced as a “double trigger” requirement. Further, they stipulate that the executive may not compete with the Company for prescribed periods following termination of employment or disclose confidential information.

4.   Change in Control (“CIC”) Policy and Severance Agreements

The Company has no formal change in control or severance policy. However, as noted above, individual employment agreements generally have provisions related to both CIC and severance.

5.   Compensation Recovery Policy

Prior to February 2007, the Company did not have a policy addressing the adjustment or recovery of a cash incentive if the relevant performance measure was adjusted or restated at a later date. In February 2007, the Committee adopted a policy that will allow it to review any adjustment or restatement of performance measures and make a determination if adjustments or recoveries of cash incentives are necessary. If it is deemed that adjustments or recoveries of cash incentives are appropriate, the Committee is charged with determining the amount of recovery and the proper officer group subject to any potential adjustments or recovery.

6.   Tax Implications of Executive Compensation (IRC Section 162(m))

In connection with making decisions on executive compensation, the Committee will take into consideration the provisions of IRC Section 162(m), which limits the deductibility by the Company for federal income tax purposes of certain categories of compensation in excess of $1 million paid to certain executive officers. The Committee may decide to authorize compensation arrangements that exceed the $1 million deductibility cap imposed by Section 162(m), as it did with respect to the CEO for 2006. However, the Committee deferred payment of the nondeductible amount in excess of $1 million until the CEO’s retirement. The 1997 Stock Option Plan, the 2004 Long-Term Incentive Plan and the Management Incentive Plan presently conform to the requirements of Section 162(m). This means that Long-Term Incentive Plan awards (exclusive of TBRS) and Management Incentive Plan awards are generally considered to be performance-based and are therefore not subject to the deduction limitation contained in Section 162(m).

7.   Accounting Implications of Executive Compensation

The Company has considered the accounting implications of all aspects of the compensation program for its employees, including the NEOs and other officers. While accounting and tax considerations do not dictate compensation decisions, the compensation program is designed to achieve the most favorable accounting and tax treatment consistent with the intent and spirit of the compensation plan design.

VII. CEO Compensation

     The Committee is responsible for the review and determination of the CEO’s pay. The Committee has developed and long utilized a methodology for determining CEO compensation that is directly linked to the Company’s comparative performance results. To achieve this linkage, the Consultant annually calculates the Company’s percentile composite performance rank among the peer group of 16 major insurance companies identified above. The CEO’s compensation for the following calendar year is then determined in direct accordance with that percentile rank. As a result, the CEO’s compensation varies with, but never exceeds, the amount determined by reference to the Company’s performance rank among its peers. The following describes the process for determining CEO pay in greater detail:

1.	At its annual February meeting the Committee grants the CEO stock options and PBRS with a total present value equal to 60% of his prior year’s long-term equity incentive award. The intent is to make a partial grant in February, and then a “true-up” grant in August once the Company’s percentile performance rank can be determined (as more fully described below).

2.	The Consultant gathers both compensation data for the NEO positions and company performance data from public records for the Company and the group of peer companies identified above. Competitive pay data is gathered for salaries, annual non-equity incentive (cash compensation), annualized value of long-term equity incentives and total direct compensation (cash compensation plus annualized value of long-term equity incentives).

3.	For performance measures, the Consultant collects specific results for the Company and the 16 peer companies on each of 11 performance measures for their most recently completed fiscal year, except for total shareholder return, which is computed using a three-year period ending with the last fiscal year. The performance measures used and their weightings ( ) are:

•	Revenue Growth (1)	•	Earnings per Share Growth (1)
•	Asset Growth (1)	•	Return on Revenues (2)
•	Net Income (2)	•	Return on Average Equity (2)
•	Net Income Growth (1)	•	Return on Average Assets (2)
•	Premium Income (1)	•	Total Shareholder Return (4)
•	Premium Income Growth (1)

Results are sorted for each measure, and the best performer is assigned a ranking of “1” and the lowest performer is assigned a ranking of “17.” The weighted performance ranks for each measure for each company are then summed in order to determine each company’s overall composite performance score.

4.	The percentile rank that corresponds to each company’s composite performance score is then determined. On this basis, the Company received an overall performance rank of sixth in 2006, which equated to the 69th percentile on a performance basis.

5.	Each company, including the Company, is then ranked on the basis of Total Direct Compensation. For this computation, the highest paid and lowest paid CEOs from the peer group are excluded, which reduces the total sample by two. A pay line is then plotted based on the remaining companies, and the exact pay amount (Total Direct Compensation) that corresponds to the Company’s percentile performance rank is determined.

6.	That amount is then aged to represent the expected value of the compensation at the end of the applicable fiscal year. The aging adjustment factor was 3.8% for 2006, which was the insurance industry’s surveyed projected increase for salaries.

7.	Once the Total Direct Compensation amount corresponding to the Company’s composite performance percentile is determined, a two step calculation is performed. First, the CEO’s salary and bonus (total cash compensation) for the previous year are deducted from the total direct compensation. This calculation results in the gap between market total direct compensation and the CEO’s total cash compensation. The second calculation subtracts 60% of the present value of the annualized long-term equity incentive received in the prior year to determine the remaining gap. This remaining gap equates equity value the CEO will receive in the August grant.

8.	A second stock option grant is then made at the Committee’s August meeting, with a present value equal to the Remaining Gap and thereby truing up the CEO’s Total Direct Compensation to that which corresponds to the Company’s performance rank. These calculations for determining CEO compensation for 2006 are shown below.

9.	At its annual February meeting, the Committee sets the CEO’s salary for the current calendar year, approves the MIP-based bonus after reviewing the financial results, compared with the performance objectives, and (as noted above) awards the CEO PBRS and a partial grant of stock options.

2006 CEO Compensation Determination
$ 11,217,890 - 3,781,269	69th percentile Total Direct Compensation (TDC) CEO FY 2005 Total Cash Compensation (TCC)
7,436,621	Gap between Market TDC and CEO TCC
- 2,314,476 - 2,314,488	Feb. 2006 grant of 64,291 PBRS with a value of $36.00 per share Feb. 2006 grant of 172,723 stock options with a value of $13.40 per option share
$ 2,807,657	Remaining Gap
209,527	Number of options with a value of $13.40 per option share granted 8/06 (value equal to the Remaining Gap)

Using this method, the Company is able to pay the CEO in direct alignment with the Company’s percentile performance results versus the peer group. It also means that the CEO’s pay will never exceed the Total Direct Compensation amount indicated by the Company’s performance success versus the peer group. The Company believes it is important for shareholders and other interested parties to note that 2006 was the ninth consecutive year in which this extensive analysis was used to determine the CEO’s total compensation. Reflecting the Company’s lengthy track record of strong financial performance and shareholder returns, the Company ranked either first or second among its peer group in six of the last nine years. Furthermore, the Company’s average percentile performance rank over this nine-year period has been the highest among all peers that have been included in the analysis for more than one year.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management and based on the review and discussion has recommended to the Board of Directors to include the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee

Robert B. Johnson, Chairman
David Gary Thompson
Robert L. Wright

The following table provides information concerning total compensation earned or paid to our CEO, CFO, and the three other most highly compensated executive officers who were serving as executive officers at the end of 2006. These five officers are referred to as our NEOs in this Proxy Statement.

2006 SUMMARY COMPENSATION TABLE

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
			Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	Salary ($)(2)	($)(3)(4)	($)(3)(4)	($)	($)(5)	($)(6)	($)(7)
Daniel P. Amos	2006	1,242,000	1,734,126	8,646,283	2,208,897	0	291,950	14,123,256
Chairman and CEO

Kriss Cloninger III	2006	796,000	667,807	2,544,802	1,109,027	208,637	167,467	5,493,740
President, CFO, and Treasurer

Akitoshi Kan (1)	2006	525,000	400,684	1,748,352	620,550	190,695	27,772	3,513,053
Chairman, Aflac International; President
and Chief Operating Officer, Aflac Japan

Ronald E. Kirkland	2006	600,000	133,561	202,147	1,463,459	29,643	348,264	2,777,074
Sr. VP, Director of Sales

Paul S. Amos II	2006	365,000	168,050	306,733	440,738	64,193	314,432	1,659,146
President of Aflac and Chief Operating
Officer of Aflac U.S.

(1)	Includes payments made to Mr. Kan for some perquisites paid in yen and converted to dollars by dividing the actual yen denominated payments by the average 2006 exchange rate of 116.31 yen per dollar.

(2)	Includes $211,140 deferred by Mr. Daniel Amos and $289,810 deferred by Mr. Kirkland, in each case net of applicable taxes. These amounts are included in the Nonqualified Deferred Compensation table below.

(3)	Amounts reported include amounts expensed in accordance with FAS 123(R) for 2006 for restricted stock and option grants that were granted in previous years and included in previous years’ proxy statements.

(4)	Represents the charges for 2006 pursuant to FAS 123(R). The Company’s FAS 123(R) valuation assumptions are described in Note 10 “Share-Based Transactions” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report to Shareholders for the year ended December 31, 2006.

(5)	Includes $48,031, $31,553, $29,643, and $8,584 for Mr. Cloninger, Mr. Kan, Mr. Kirkland and Mr. Paul Amos, respectively, under the Company’s Defined Benefit Pension Plan. Additionally, includes $160,606, $159,142, and $55,609 for Mr. Cloninger, Mr. Kan, and Mr. Paul Amos, respectively, under the Supplemental Executive Retirement Plan. Mr. Daniel Amos participates in the Defined Benefit Pension Plan and the Retirement Plan for Senior Officers and the change in his aggregate pension value was a net negative $1,141,207, which consisted of a positive $39,317 for the Defined Benefit Pension Plan and a negative $1,180,524 for the Retirement Plan for Senior Officers.

(6)	Additional information regarding all other compensation is provided in the “All Other Compensation” or “Perquisites” tables detailed below.

(7)	The NEOs did not receive any discretionary bonus awards for 2006. Base salary is typically the smallest component of total compensation for the NEOs as the majority of their total compensation is based on performance awards on a cash and equity basis. Base salaries and incentive bonuses (including deferrals) as a percent of total compensation for Messrs. Daniel Amos, Cloninger, Kan, Kirkland, and Paul Amos for 2006 were approximately 24%, 35%, 33%, 74%, and 49%, respectively.

The following table identifies the amount of each item included in the All Other Compensation column in the Summary Compensation Table.

2006 ALL OTHER COMPENSATION

		Perquisites			Company	Renewal
		and Other			Contributions	Commissions
		Personal	Tax	Insurance	to	from
		Benefits	Reimbursements	Premiums	401(k) Plan	Previous Job
Name	Year	($)(1)	($)(2)	($)	($)	($)(3)	Total ($)
Daniel P. Amos	2006	283,028	0	2,322	6,600	0	291,950

Kriss Cloninger III	2006	158,545	0	2,322	6,600	0	167,467

Akitoshi Kan	2006	17,735	0	3,437	6,600	0	27,772

Ronald E. Kirkland	2006	10,628	0	3,564	6,600	327,472	348,264

Paul S. Amos II	2006	203,020	30,264	432	6,600	74,116	314,432

(1)	Perquisites are more fully described in the Perquisites table below.

(2)	Tax reimbursements paid to Mr. Paul Amos relate to reimbursed relocation expenses that are more fully explained in the Perquisites table below. This tax reimbursement was made on the same basis that is available to all employees who are eligible for reimbursable relocation expense under the Company’s relocation policy. Mr. Paul Amos transferred to headquarters in 2005 but his eligible relocation reimbursements were not paid to him until calendar year 2006, and therefore have been included above.

(3)	Amounts are for earned renewal sales commissions before expenses on Aflac products sold before the NEO became an Aflac employee.

The following table identifies the incremental cost to the Company of each perquisite included in the All Other Compensation table above.

2006 PERQUISITES

					Executive
					Relocation
		Personal Use of		Security	Real Estate	Total Perquisites and
		Company	Financial	Services	Commission	Other Personal
Name	Year	Aircraft($)(1)	Planning ($)(2)	($)(3)	($)(4)	Benefits ($)
Daniel P. Amos	2006	53,485	0	229,543	0	283,028

Kriss Cloninger III	2006	120,591	6,276	31,678	0	158,545

Akitoshi Kan(5)	2006	0	16,841	894	0	17,735

Ronald E. Kirkland	2006	10,628	0	0	0	10,628

Paul S. Amos II	2006	76,517	26,480	9,324	90,699	203,020

(1)	Incremental cost for the personal use of corporate aircraft includes the following: direct fuel costs and an allocation for maintenance charges, landing fees, catering, and when necessary, additional crew expenses such as lodging and meals. The personal use of corporate aircraft has been authorized by the Company’s Board of Directors for security reasons and to maximize the effectiveness of the executives’ time.

(2)	Financial planning fees are direct charges by the provider of the services. They are available on a limited basis to the executive management of the Company.

(3)	Incremental costs for security services include the salaries and benefits of security officers and the actual costs of equipment, monitoring, and maintenance fees.

(4)	Executive relocation reimbursements are based on actual allowed charges under the corporate relocation policy. This was a one time reimbursement to Mr. Paul Amos for the real estate sales commission and other miscellaneous moving expenses on the sale of his previous home. The amounts paid to him were no more favorable than amounts paid to any other employees that relocated under the Company’s relocation policy.

(5)	The amount reported for financial planning for Mr. Kan was paid in yen and converted to dollars by dividing the yen payment by the average 2006 exchange rate of 116.31 yen per dollar.

2006 GRANTS OF PLAN-BASED AWARDS

								All Other
								Option
								Awards:	Exercise	Closing
								Number of	or	Stock	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Securities	Base Price	Price on	Fair Value
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Underlying	of Option	Grant	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Date	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh) (3)	($/Sh)	Awards ($)
Daniel P. Amos	8/08/2006							209,527	43.07	42.71	3,325,780
	2/14/2006							172,723	47.25	47.54	3,007,660
	2/14/2006				32,146	64,291	64,291				3,037,750
	N/A	621,000	2,173,500	3,415,500

Kriss Cloninger III	8/08/2006							50,000	43.07	42.71	793,640
	2/14/2006							80,000	47.25	47.54	1,393,056
	2/14/2006				12,500	25,000	25,000				1,181,250
	N/A	298,500	1,114,400	1,711,400

Akitoshi Kan	8/08/2006							45,000	43.07	42.71	714,276
	2/14/2006							50,000	47.25	47.54	870,660
	2/14/2006				7,500	15,000	15,000				708,750
	N/A	283,500	630,000	1,197,000

Ronald E. Kirkland	2/14/2006							15,000	47.25	47.54	245,592
	2/14/2006				2,500	5,000	5,000				236,250
	N/A	344,250	600,000	4,359,194

Paul S. Amos II	2/14/2006							25,000	47.25	47.54	422,680
	2/14/2006				3,750	7,500	7,500				354,375
	N/A	109,500	292,000	511,000

(1)	The amounts shown in Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the payout levels for the non-sales NEOs under the Company’s MIP based on the achievement of certain performance goals approved by the Compensation Committee. With respect to each Company performance goal, a minimum, target and maximum performance level is specified, the attainment of which determines the amount paid for each performance goal (generally 50%, 100%, and 200%, respectively), except for the earnings-per-share goal, under which benefits are paid at one specified level, but only if target performance is attained or exceeded. The amounts shown for the sales NEO are based on performance ranges as more fully described in the section Sales Incentive Plan.

(2)	The amounts shown under Estimated Future Payouts Under Equity Incentive Plan Awards reflect the number of PBRS, with restrictions that will lapse upon the attainment of performance goals in each award agreement as set by the Compensation Committee. Upon the attainment of 90% of the cumulative three-year target performance goal, one-half of the PBRS shares will vest, with additional vesting of 5% of the remaining PBRS shares upon the certification of each additional 1% of the target goal attained. Shares of restricted stock are held in book entry form in the custody of the Company until the restrictions thereon have lapsed. All NEOs possess the same rights as all other employees receiving PBRS, such as all incidents of ownership with respect to the Shares, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. The dividends accrued on the award shares will be reinvested in the Company’s Common Stock at the same dividend rate as other holders of Company Common Stock and held as additional restricted shares in the book entry account subject to the same terms and conditions attributable to the original grant until such time as all restrictions have lapsed on the shares of Company Common Stock with respect to which the original dividend was accrued.

(3)	Beginning November 14, 2006, the Company determined the fair market value for all equity grants by using the closing market price on the NYSE on the date of the grant. Prior to this date, the Company determined the fair market value for all equity grants by using the average of the high and low sales prices per share from the NYSE on the date of the grant.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
								Equity
								Incentive
							Equity Incentive	Plan Awards:
							Plan Awards:	Market or
							Number of	Payout Value
		Number of	Number of				Unearned	of Unearned
		Securities	Securities				Shares, Units	Shares, Units
		Underlying	Underlying				or Other	or Other
		Unexercised	Unexercised	Option			Rights That	Rights That
	Option	Options	Options	Exercise	Option	Stock Award	Have Not	Have Not
	Grant	(#)	(#)	Price	Expiration	Grant	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Date	(#)	($)
Daniel P. Amos	06/24/98	531,700		15.0469	06/24/08
	07/19/99	760,000		22.7344	07/19/09
	06/20/00	760,000		23.2344	06/20/10
	01/22/01	760,000		29.3438	01/22/11
	11/13/01	82,100		24.9800	11/13/11
	02/12/02	631,575		25.1250	02/12/12
	08/13/02	287,170		30.5750	08/13/12
	02/11/03	663,692		31.4650	02/11/13
	08/12/03	325,000		31.7050	08/12/13
	02/10/04	221,349		40.4250	02/10/14
	08/10/04	170,587	85,295	38.3200	08/10/14
	02/08/05	143,169		38.7500	02/08/15
						02/08/05	65,589	3,017,094
	08/09/05	289,405		43.6650	08/09/15
	02/14/06		172,723	47.2500	02/14/16
						02/14/06	64,291	2,957,386
	08/08/06		209,527	43.0700	08/08/16

Kriss Cloninger III	06/24/98	250,000		15.0469	06/24/08
	02/08/00	200,000		21.1563	02/08/10
	08/14/01	125,000		26.7850	08/14/11
	11/13/01	57,000		24.9800	11/13/11
	08/13/02	150,000		30.5750	08/13/12
	02/11/03	100,000		31.4650	02/11/13
	08/10/04	66,666	33,334	38.3200	08/10/14
	02/08/05	80,000		38.7500	02/08/15
						02/08/05	25,000	1,150,000
	08/09/05	60,000		43.6650	08/09/15
	02/14/06		80,000	47.2500	02/14/16
						02/14/06	25,000	1,150,000
	08/08/06		50,000	43.0700	08/08/16

	Option Awards					Stock Awards
								Equity
								Incentive
							Equity Incentive	Plan Awards:
							Plan Awards:	Market or
							Number of	Payout Value
		Number of	Number of				Unearned	of Unearned
		Securities	Securities				Shares, Units	Shares, Units
		Underlying	Underlying				or Other	or Other
		Unexercised	Unexercised	Option			Rights That	Rights That
	Option	Options	Options	Exercise	Option	Stock Award	Have Not	Have Not
	Grant	(#)	(#)	Price	Expiration	Grant	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Date	(#)	($)
Akitoshi Kan	08/13/02	50,000		30.5750	08/13/12
	02/11/03	50,000		31.4650	02/11/13
	08/10/04	33,333	16,667	38.3200	08/10/14
	02/08/05	45,000		38.7500	02/08/15
						02/08/05	15,000	690,000
	08/09/05	50,000		43.6650	08/09/15
	02/14/06		50,000	47.2500	02/14/16
						02/14/06	15,000	690,000
	08/08/06		45,000	43.0700	08/08/16

Ronald E. Kirkland	10/11/04		15,000	39.8000	10/11/14
	02/08/05		15,000	38.7500	02/08/15
						02/08/05	5,000	230,000
	02/14/06		15,000	47.2500	02/14/16
						02/14/06	5,000	230,000

Paul S. Amos II	02/08/05		40,000	38.7500	02/08/15
						02/08/05	5,000	230,000
	02/14/06		25,000	47.2500	02/14/16
						02/14/06	7,500	345,000

Stock Option Grant Date	Stock Option Vesting Schedule

08/10/04	One-third on each of the first three anniversaries of the option
10/11/04	100% vesting on the third anniversary of the option
02/08/05	100% vesting of the first anniversary of the option for Messrs. Daniel Amos, Cloninger, and Kan
100% vesting on the third anniversary of the option for Messrs. Kirkland and Paul Amos
08/09/05	100% vesting of the first anniversary of the option for Messrs. Daniel Amos, Cloninger, and Kan
02/14/06	100% vesting of the first anniversary of the option for Messrs. Daniel Amos, Cloninger, and Kan
100% vesting on the third anniversary of the option for Messrs. Kirkland and Paul Amos
08/08/06	100% vesting of the first anniversary of the option for Messrs. Daniel Amos, Cloninger, and Kan

Stock Award Grant Date	Stock Award Vesting Schedule

02/08/05	100% vesting on the third anniversary of the award and the attainment of 100% of the three-year cumulative performance goal

02/14/06	Graded vesting on the third anniversary of the award equal to one-half of the PBRS shares vesting on the attainment of 90% of the three-year cumulative target performance goal, with an additional vesting of 5% of the remaining PBRS shares for each additional 1% of the target goal attained

The following table provides information with respect to options exercised and stock awards vested during 2006 for each of the NEOs.

2006 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Daniel P. Amos	180,600	5,502,737	0	0

Kriss Cloninger III	0	0	0	0

Akitoshi Kan	0	0	0	0

Ronald E. Kirkland	0	0	0	0

Paul S. Amos II	0	0	0	0

PENSION BENEFITS

     The Company maintains tax-qualified, noncontributory defined benefit pension plans that cover the NEOs, and it also maintains nonqualified supplemental retirement plans covering the non-sales NEOs, as described below. The Company does not credit extra years of service under any of its retirement plans, unless required by employment contracts under certain termination events such as a change-in-control or termination without cause. Messrs. Daniel Amos, Cloninger, and Kan are eligible to receive immediate retirement benefits. For Mr. Amos, retirement benefits fall under the provisions of the Retirement Plan for Senior Officers, and for Messrs. Cloninger and Kan, retirement benefits fall under the Supplemental Executive Retirement Plan.

Qualified Defined Benefit Pension Plan

     The Aflac Incorporated Defined Benefit Pension Plan is a funded tax-qualified retirement program that covers all eligible employees in the U.S. Benefits under the U.S. plan are calculated in accordance with the following formula: l% of average final monthly compensation multiplied by years of credited service (not in excess of 25 years), plus .5% of average final monthly compensation multiplied by the number of years of credited service in excess of 25 years. For purposes of the plan, final average monthly compensation is deemed to be the participant’s highest average compensation during any five consecutive years of service within the 10 consecutive plan years of service immediately preceding retirement. Compensation means salary and non-equity incentive plan compensation. Participants are eligible to receive full retirement benefits upon attaining a retirement age of 65. Participants with 15 years of credited service are eligible to receive reduced retirement benefits upon reaching an early retirement age of 55. A participant may be eligible for full retirement benefits when the participant’s years of credited service plus attained age equals or exceeds 80.

     The benefits payable under the U.S. plan are not subject to adjustment for Social Security benefits or other offsets. The benefits may be paid monthly over the life of the participant (with joint and survivor options available at reduced rates). The maximum retirement benefit was limited, in accordance with IRC Section 415, to $175,000 for 2006. The maximum compensation that may be taken into account in the calculation of retirement benefits was limited, in accordance with IRC Section 401(a)(17), to $220,000 for 2006. These limitation amounts for future years will be indexed for cost-of-living adjustments.

     Benefits under the Japanese plan are based on a point system. Eligible employees accumulate points over their respective service periods based on job grades. At retirement, the total points accumulated are multiplied by a unit price per point of 8,500 yen and then adjusted for years of service with the Company.

Supplemental Executive Retirement Plan

     The Company’s Supplemental Executive Retirement Plan (“SERP”) is an unfunded and unsecured obligation of the Company and is not a tax-qualified plan. The SERP provides retirement benefits to certain officers of the Company in addition to those provided by the qualified Defined Benefit Pension Plan. Mr. Cloninger, Mr. Kan, and Mr. Paul Amos participate in the Company’s SERP. Participation in the SERP is limited to certain key employees of the Company as periodically designated by the Board of Directors. To be eligible for benefits under the SERP, participants generally must be employed with the Company or a subsidiary at age 55. To be eligible to receive benefits under the SERP, participants who began participating in the SERP after August 11, 1992, also must complete at least 15 years of employment with the Company or a subsidiary and participate in the SERP for at least five years.

     The SERP includes a four-tiered benefit formula that provides for a 40% benefit upon retirement between the ages of 55 and 59, a 50% benefit upon retirement between the ages of 60 and 64, and a 60% benefit upon retirement for ages 65 and over. A reduced 30% benefit is available to participants with at least 15 years of service who terminate employment prior to age 55.

     Benefits are generally payable in the form of an annuity for the life of the participant. Participants may elect to receive reduced benefits during their lifetime, and after their death, their surviving spouse will receive a benefit equal to 50% of the amount paid to the participant. The benefit formula computes benefits using the average annual compensation for the three consecutive calendar years out of the final 10 consecutive calendar years of employment that yield the highest average. Average final compensation is calculated using “Annual Compensation,” which is defined to include both base salary and non-equity incentive plan compensation for a calendar year. Benefits under this Plan are subject to offset for amounts paid under the qualified Defined Benefit Pension Plan.

Retirement Plan for Senior Officers

     The CEO participates in the Retirement Plan for Senior Officers (“RPSO”). Participants in the RPSO receive full compensation for the first 12 months after retirement. Thereafter, a participant may elect to receive annual lifetime retirement benefits equal to 60% of final compensation, or 54% of such compensation with 50% of such amount to be paid to a surviving spouse for a specified period after death of the participant. Final compensation is deemed to be the higher of either the compensation paid during the last 12 months of active employment with the Company or the highest compensation received in any calendar year of the last three years preceding the date of retirement. Compensation under this plan is defined to be base salary plus bonus.

     Generally, no benefits are payable until the participant accumulates 10 years of credited service at age 60 or 20 years of credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than 20 years credited service. The CEO is currently the only active employee participating in the RPSO, and he has 33 years of credited service, meaning he is fully vested for retirement benefits.

     All benefits under this plan are subject to annual cost-of-living increases as approved by the Compensation Committee. Retired participants and their spouses are also entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the plan are not subject to Social Security or qualified Defined Benefit Pension Plan offsets.

The following table relates to the foregoing plans and presents information determined as of December 31, 2006.

PENSION BENEFITS

			Present Value
		Number of Years	of Accumulated	Payments During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
Daniel P. Amos	Retirement Plan for Senior Officers	33	48,544,819	0
	Aflac Incorporated Defined Benefit Pension Plan	33	814,166	0

Kriss Cloninger III	Supplemental Executive Retirement Plan	15	9,626,801	0
	Aflac Incorporated Defined Benefit Pension Plan	15	302,256	0

Akitoshi Kan	Supplemental Executive Retirement Plan	26	4,242,914	0
	Aflac Incorporated Defined Benefit Pension Plan	26	678,362	0

Ronald E. Kirkland	Aflac Incorporated Defined Benefit Pension Plan	7	128,787	0

Paul S. Amos II	Supplemental Executive Retirement Plan	2	55,609	0
	Aflac Incorporated Defined Benefit Pension Plan	2	15,982	0

(1)	Assumed retirement age for all calculations was the earliest retirement age for unreduced benefits. Assumptions used to calculate pension benefits are more fully described in Note 12, “Benefit Plans”, in the Notes to the Consolidated Financial Statements in the Company’s Annual Report to Shareholders for the year ended December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION

     The following 2006 Nonqualified Deferred Compensation table shows for 2006 the executive and Company contributions to, and earnings and account balances under, the Aflac Incorporated Executive Deferred Compensation Plan (the “EDCP”), an unfunded, unsecured deferred compensation plan, with respect to the NEOs.

2006 NONQUALIFIED DEFERRED COMPENSATION

	Executive
	Contributions	Registrant		Aggregate	Aggregate Balance at
	in Last Fiscal	Contributions in Last	Aggregate Earnings	Withdrawals /	Last Fiscal Year-
	Year	Fiscal Year	in Last Fiscal Year	Distributions	End
Name	($)(1)	($)(1)	($)(2)	($)	($)
Daniel P. Amos	211,140	0	100,139	0	770,009

Kriss Cloninger III	0	0	0	0	0

Akitoshi Kan	0	0	0	0	0

Ronald E. Kirkland	0	289,810	74,523	0	663,679

Paul S. Amos II	0	0	0	0	0

(1)	The $211,140 deferred for Mr. Daniel Amos and the $289,810 deferred for Mr. Kirkland have been included in the Summary Compensation Table for the current year. Additionally, previous years deferrals included in the Aggregate Balance column were reported as compensation in prior periods. All amounts deferred are net of appropriate taxes.

(2)	The Company does not pay or credit above market earnings on amounts deferred by executives.

     The EDCP allows certain officers, including the NEOs (the “Participants”), to defer up to 100% of their base salaries and up to 100% of their annual bonuses. The Company may make discretionary matching or other discretionary contributions to the Participants in such amounts, if any, that the Compensation Committee may determine from year to year.

     In addition to amounts that the NEOs elected to defer and amounts of discretionary contributions the Company contributed to the NEOs accounts, the amounts in the Aggregate Balance column include investment earnings (and losses) determined under the phantom investments described below. Account balances may be invested in phantom investments selected by Participants from an array of investment options that substantially mirror the funds available under the Aflac Incorporated 401(k) Savings and Profit Sharing Plan (the “401(k) Plan”). The array of available investment options changes from time-to-time. As of December 31, 2006, Participants could choose from among several different investment options, including domestic and international equity, income, short-term investment, blended and Company stock funds. Participants can change their investment selections daily (unless prohibited by the fund or trading restrictions on Company stock) by contacting the EDCP’s third-party recordkeeper in the same manner that applies to participants in the 401(k) Plan.

     Each fiscal year, when Participants elect to defer compensation under the EDCP, they also may elect the timing and form of their future distributions attributable to those deferrals, with a separate election permitted for each of the year’s salary deferrals and bonus deferrals. Under this process, each NEO may elect for distributions attributable to deferrals to either be made in a specific year (whether or not employment has then ended) or at a time that begins at least six months after the NEO’s termination of employment. Each NEO may elect for any distribution to be made in a lump sum or in up to 10 annual installments of at least $10,000 each.

  A NEO may change the timing and form of his or her distributions attributable to his or her deferrals as long as the change is made at least 12 months before the initial distribution date. With respect to amounts deferred after 2004, the new elections satisfy the requirements of IRC Section 409A.

     Regardless of any deferral elections, six months after a NEO’s separation from service, the NEO’s account balance attributable to deferrals is automatically distributed in a lump sum, without regard to a contrary payment election, if:

  Employment ends due to the NEO’s death, or
  The NEO’s account balance at the time of separation will result in installment payments of less than $10,000 per year.

     Deferral amounts for which no distribution elections have been made and discretionary contributions made by the Company are distributed in a lump sum six months after a NEO separates from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

     Pursuant to the employment agreement between the Company and Mr. Daniel P. Amos (the “Executive”), the Company remains obligated to continue compensation and benefits to the Executive for the scheduled term of the agreement if the employment of the Executive is terminated by the Company without “good cause.” If the Executive’s employment is terminated by the Company for “good cause,” or by the Executive without “good reason,” the Company is generally obligated to pay compensation and benefits only to the date of termination (except that the Executive is entitled to benefits under the RPSO if the termination is not for “good cause”). “Good cause” generally means (i) the willful failure by the Executive to substantially perform his management duties for more than 60 days, (ii) intentional conduct by the Executive causing substantial injury to the Company, or (iii) the conviction or plea of guilty by the Executive of a felony crime involving moral turpitude. “Good reason” is defined to include a breach of the agreement, a diminution or change in the Executive’s title, duties, or authority, or a relocation of the Company’s principal offices. Upon voluntary termination without “good reason” or termination by the Company for “good cause,” the Executive is prohibited for a two-year period from directly or indirectly competing with the Company.

     The agreement provides that compensation and benefits continue for certain specified periods in the event that the Executive becomes totally disabled. Upon the death of the Executive, his estate is to be paid an amount, payable over a three-year period, equal to the Executive’s base salary and any bonus actually paid during the last three years of his life.

     Upon a “change in control” of the Company, the employment agreement is extended for an additional three-year period. If, following a change in control, the Executive’s employment with the Company is terminated by the Company without “good cause,” or by the Executive for “good reason,” the Company must pay to the Executive, among other payments but in lieu of any further salary payments subsequent to the date of termination, a lump-sum severance payment equal to three times the sum of the Executive’s base salary and bonus under the Management Incentive Plan (as paid during periods specified in the agreement).

     A “change in control” is generally deemed to occur when (i) a person or group acquires beneficial ownership of 30% or more of the Common Stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and cease for any reason to constitute a majority of the Board; or (iii) the shareholders approve a liquidation or sale of substantially all of the assets of the Company or certain merger and consolidation transactions.

     Mr. Kriss Cloninger III, President and CFO of the Company, Mr. Akitoshi Kan, Chairman of Aflac International, and Mr. Paul S. Amos II, President of Aflac and Chief Operating Officer of Aflac U.S., also have employment agreements with the Company that contain provisions relating to termination, disability, death, and changes in control of the Company substantially similar to such provisions in Mr. Daniel P. Amos’ employment agreement, as described above.

     Under the employment agreements of Messrs. Cloninger, Kan, and Paul Amos, each is a participant in the SERP but not the RPSO. Under the SERP, as amended, in the event that a participant’s employment with the Company is terminated within two years of a “change in control” of the Company other than for death, disability or cause, or a participant terminates his employment during such period for “good reason,” the participant becomes 100% vested in his retirement benefits and is entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which he would have been entitled had he remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55); (ii) age 60 (in the case of a participant who is at least 55, but not yet 60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A “change in control” shall generally occur under the same circumstances described as a “change in control” in Mr. Daniel P. Amos’ employment agreement. “Cause” for this purpose generally means (i) the participant’s willful failure to substantially perform his duties with the Company (other than that resulting from illness or after a participant gives notice of termination of employment for “good reason”) after a written demand for substantial performance is delivered to the participant by the Board or (ii) the willful engaging by the participant in materially injurious conduct to the Company. “Good reason” is defined for this purpose to include various adverse changes in employment status, duties, and/or compensation and benefits following a “change in control.” Benefits may be reduced to the extent that they are not deductible by the Company for income tax purposes.

     The table below reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment. The amounts shown assume in all cases that the termination was effective on December 31, 2006, and therefore includes amounts earned through such time and includes estimates of the amounts which would be paid to the NEOs upon their termination. Due to the number of factors that affect the nature and amount of any benefits under the various termination scenarios, actual amounts paid or distributed may be different. Messrs. Daniel Amos, Cloninger, and Kan are the only NEOs who are eligible to receive immediate retirement benefits. See “Pension Benefits” and “Nonqualified Deferred Compensation” above for more information about these benefits.

     The provision for potential payments upon termination, retirement, death, disability, and change in control in the NEOs’ employment contracts are generally similar with the exception of Mr. Kirkland, who does not have an employment agreement with the Company. The agreements impose various non-competition and other requirements upon termination of employment. As noted in the table that follows, the benefits provided and requirements imposed vary with the circumstances under which the termination occurs.

2006 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Before Change in Control

		Company
		Termination
		without “Good		Voluntary				Change in
		Cause” or by	Company	Termination without	Voluntary			Control termination
		employee for	Termination	Good Reason and no	Termination with			without “Good Cause”
		“Good Reason”	for Good Cause	competition	competition		Disability	or for “Good Reason”
Name	Benefit	($)(1)	($)(2)	($)(3)	($)(4)	Death ($)(5)	($)(6)	($)(7)
Daniel P. Amos	Salary	3,208,500	0	0	0	3,679,705	1,863,000	0
	Bonus (11)	7,915,214	2,208,897	2,208,897	0	9,153,063	5,522,243	2,208,897
	Severance	0	0	0	0	0	0	11,343,807
	Retirement (8)	(9)	814,166	(9)	(9)	27,620,667	(9)	(9)
	EDCP	(10)	(10)	(10)	(10)	(10)	(10)	(10)
	Health &
	Welfare Benefits
	(12)	310,000	0	312,000	312,000	312,000	315,000	315,000
	Stock Options &
	Awards (13)	7,243,460	3,672,160	3,672,160	3,672,160	7,243,460	7,243,460	7,243,460
	Life Insurance	0	0	0	0	500,000	0	0

Kriss Cloninger III	Salary	1,757,833	0	0	0	2,303,698	1,194,000	0
	Bonus (11)	3,558,128	1,109,027	1,109,027	0	4,593,043	2,772,568	1,109,027
	Severance	0	0	0	0	0	0	6,156,735
	Retirement (8)	(9)	302,256	(9)	(9)	5,573,051	(9)	(9)
	Health &
	Welfare Benefits
	(12)	58,000	0	56,000	56,000	0	59,000	59,000
	Stock Options &
	Awards (13)	2,702,505	1,406,005	1,406,005	1,406,005	2,702,505	2,702,505	2,702,505
	Life Insurance	0	0	0	0	500,000	0	0

		Before Change in Control

		Company
		Termination		Voluntary
		without “Good		Termination				Change in
		Cause” or by	Company	without Good	Voluntary			Control termination
		employee for	Termination	Reason and no	Termination with			without “Good Cause”
		“Good Reason”	for Good	competition	competition	Death	Disability	or for “Good Reason”
Name	Benefit	($)(1)	Cause ($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)
Akitoshi Kan	Salary	1,181,250	0	0	0	1,457,500	787,500	0
	Bonus (11)	2,016,788	620,550	620,550	0	2,442,600	1,551,375	620,550
	Severance	0	0	0	0	0	0	3,834,900
	Retirement (8)	(9)	678,362	(9)	(9)	2,500,238	(9)	(9)
	Health &
	Welfare
	Benefits (12)	50,000	0	48,000	48,000	0	51,000	51,000
	Stock Options &
	Awards (13)	1,639,853	818,003	818,003	818,003	1,639,853	1,639,853	1,639,853
	Life
	Insurance	0	0	0	0	500,000	0	0

Ronald E. Kirkland	Salary	0	0	0	0	0	288,000	0
	Bonus (11)	1,463,459	1,463,459	1,463,459	0	1,463,459	1,463,459	1,463,459
	Retirement (8)	(9)	(9)	(9)	(9)	61,949	(9)	(9)
	EDCP	(10)	(10)	(10)	(10)	(10)	(10)	(10)
	Health &
	Welfare
	Benefits (12)	0	0	0	0	0	0	0
	Stock Options &
	Awards (13)	0	0	0	0	661,750	661,750	0
	Life
	Insurance	0	0	0	0	500,000	0	0

Paul S. Amos II	Salary	730,000	0	0	0	1,080,000	547,500	0
	Bonus (11)	1,322,214	440,738	440,738	0	1,724,092	1,101,845	440,738
	Severance	0	0	0	0	0	0	2,417,214
	Retirement (8)	0	0	0	0	34,854	(9)	(9)
	Health &
	Welfare
	Benefits (12)	18,000	0	0	0	0	15,000	28,000
	Stock Options &
	Awards (13)	865,000	0	0	0	865,000	865,000	865,000
	Life
	Insurance	0	0	0	0	500,000	0	0

(1)	Salary and bonus would be paid semi-monthly and all health and welfare benefits would continue for the remainder of the executive’s employment contract term.

(2)	Termination for good cause eliminates the salary and bonus obligation for the remainder of the contract period and the executive forfeits his participation in any supplemental retirement plan.

(3)	Voluntary termination by employee without good reason eliminates the salary and bonus obligation for the remainder of the contract.

(4)	If the executive leaves the Company to go into direct competition, he will eliminate the right to any further salary and bonus obligation on the part of the Company.

(5)	Upon death, the executive’s estate is entitled to receive terminal pay (paid in equal installments over 36 months) equal to the amount of the executive’s base pay and bonus for the previous 36 months of his life. Additionally, retirement benefits in this column reflect the present value of the accumulated benefit obligation for a surviving spouse annuity.

(6)	Any actual Company paid disability benefits would be offset by the maximum annual amount allowed ($96,000) under the Company sponsored disability income plan for all executives except for Mr. Kirkland.

(7)	Termination after a change in control entitles executive to a lump-sum severance payment of three times the sum of: (i) the executive’s annual base salary in effect immediately prior to the change in control, and (ii) the highest incentive bonus paid in the year preceding the termination date or the year preceding the change in control.

(8)	Retirement benefits expressed in dollars and disclosed in certain columns of this table relate to termination events where the executive would receive a benefit different than the one disclosed in the Pension Benefits table. Generally, the termination events resulting in a payment in lieu of the amount disclosed in the Pension Benefits table are termination for “good cause” and death, except for Paul Amos who has less than the required years of credited service to qualify for certain pension benefits.

(9)	See the Pension Benefits table in this Proxy Statement for the present value of the accumulated benefit obligation for the applicable executive.

(10)	See Nonqualified Deferred Compensation section in this Proxy Statement, including the table that details deferred compensation balances for the executives.

(11)	The bonus amounts on this line include in all instances, except for termination with competition, the 2006 earned incentive bonus that was not paid until February 2007.

(12)	Represents the estimated lump sum present value of all premiums that would be paid for applicable health and welfare plan benefits.

(13)	Represents the estimated value of accelerated vesting of stock options and awards. The value for stock options and awards was determined as follows: for stock options, the difference between the exercise price and the closing price on the NYSE on the last business day of the year multiplied by the number of option shares; for stock awards the number of stock awards multiplied by the same closing price used for options.

DIRECTOR COMPENSATION

     Directors who also serve as officers of the Company or its subsidiaries are not entitled to compensation as Board members. All other Directors of the Company (“Non-employee Directors”) receive $40,000 annually for service as such. A Director serving on one or more committees of the Board receives an additional $7,200 annually for that service. A Director serving on the Audit Committee receives an additional $7,200 annually for that service. Each Non-employee Director also receives $2,000 for attendance at each meeting of the Board of Directors. In addition, the chairmen of the Compensation Committee, Audit Committee, and Corporate Governance Committee receive additional annual fees of $10,000, $12,000, and $7,500, respectively.

     When a Non-employee Director first joins the Board of Directors, he or she is granted an award of nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof with a value as determined by the Board of Directors not in excess of the value of a nonqualified stock option covering an aggregate of 10,000 shares of Common Stock. In the following calendar year, and for each year thereafter, each Non-employee Director may, at the discretion of the Board, receive nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof with a value not in excess of the value of a nonqualified stock option covering an aggregate of up to 5,000 shares of Common Stock. If the Board grants stock options, it may permit Non-employee Directors to elect to receive restricted stock in lieu thereof. In 2006, all Non-employee Directors received nonqualified stock options covering 4,000 shares of Common Stock, except for two Non-employee Directors who elected to receive all or a portion of such stock option grant in the form of restricted stock. The exercise price for the stock options is the fair market value of the Common Stock on the date of grant. The exercise price for stock options granted prior to November 14, 2006, was based on the average of the high and low stock prices on the date of grant, and for stock options granted on or after November 14, 2006, the exercise price was based on the closing market price of the Company’s stock on the date of grant. Options granted to each Non-employee Director become exercisable under the terms and conditions as determined by the Board of Directors at the date of grant. Grants of options made to Non-employee Directors in 2006 become exercisable in equal installments on each of the next four anniversaries of the date of the option, and restricted stock awards issued in 2006 become vested on the fourth anniversary of the date of the award if the Non-employee Director continues to be a Director through such date; provided, however, that upon cessation of service by reason of retirement, a Non-employee Director becomes immediately vested in all outstanding stock options and awards that have not yet expired, and completed at least one full year of vesting.

     Non-employee Directors may elect to have all or a portion of their Board annual retainer and/or meeting fees payable in the form of immediately vested nonqualified stock options, restricted stock that vests upon four years of continued service, or a combination thereof as determined by the Board of Directors. In 2006, none of the Non-employee Directors made such an election.

The following table identifies each item of compensation paid to Non-employee Directors for 2006.

2006 DIRECTOR COMPENSATION
				Change
				in Pension
				Value and
				Nonqualified
	Fees Earned			Deferred
	or			Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Earnings	Compensation	Total
Name (1)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Michael H. Armacost	57,200	0	52,216	24,802	749	134,967

Joe Frank Harris	57,200	0	52,216	24,340	749	134,505

Elizabeth J. Hudson	57,200	0	52,216	23,353	749	133,518

Douglas W. Johnson	64,400	0	60,625	0	8,328	133,353

Robert B. Johnson	67,200	16,051	30,493	0	7,353	121,097

Charles B. Knapp	64,400	0	52,216	23,353	749	140,718

Barbara K. Rimer, Dr. PH	57,200	0	52,216	25,342	749	135,507

Marvin R. Schuster	71,900	0	52,216	29,485	5,851	159,452

David Gary Thompson	57,200	0	49,791	0	4,529	111,520

Robert L. Wright	76,400	0	52,216	28,434	4,706	161,756

John Shelby Amos II	57,200	0	52,216	22,707	3,047,676	3,179,799

Kenneth S. Janke Sr.	57,200	32,099	4,047	23,138	7,184	123,668

E. Stephen Purdom, M.D.	57,200	0	52,216	30,669	49,692	189,777

Tohru Tonoike	57,200	0	0	0	147	57,347

(1)	Daniel P. Amos, CEO and Kriss Cloninger III, CFO, are not included in the table, as they are employees of the Company and thus do not receive compensation for their services as Directors. The compensation received by Messrs. Amos and Cloninger as employees of the Company are shown in the Summary Compensation table.

(2)	This column represents the dollar amount recognized in accordance with FAS 123(R) for financial statement purposes with respect to the 2006 fiscal year for the fair value of restricted stock granted in 2006 as well as prior fiscal years. The fair values of the awards granted on August 8, 2006 were calculated using the average of the high and low stock price on August 8, 2006 of $43.07. Each Non-employee Director may elect, in the year prior to the grant, to convert all or a portion of any annual stock option grant to restricted stock based upon a conversion formula approved by the Board of Directors. The following Non-employee Directors have outstanding stock awards that will each vest upon the fourth anniversary of the awards: Mr. Kenneth Janke, Sr., 3,813; and Mr. Robert B. Johnson, 1,907.

(3)	This column represents the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and thus includes amounts from options granted in and prior to 2006. The fair value of the options granted to Non-employee Directors as of August 8, 2006, at an option price of $43.07 and with vesting of 25% per year on each of the four anniversaries of the option grant, was estimated in accordance with FAS 123(R) using the multiple option approach of the Black-Scholes option pricing model. The fair value per option for each of the option’s four vesting periods was $12.67 for the options vesting on August 8, 2007; $13.86 for the options vesting on August 8, 2008; $14.92 for the options vesting on August 8, 2009; and $15.87 for the options vesting on August 8, 2010. The fair value per option was based on an assumption of four years of expected life from each of the four vesting dates, expected volatility of 28%, expected dividend yield of 1.1% and a risk free interest rate of 4.5%. As of December 31, 2006, each Non-employee Director has the following number of stock options outstanding: Michael H. Armacost, 22,000; Joe Frank Harris, 22,000; Elizabeth J. Hudson, 62,000; Douglas W. Johnson, 22,000; Robert B. Johnson, 26,000; Charles B. Knapp, 62,000; Barbara K. Rimer, Dr. PH, 62,000; Marvin R. Schuster, 42,000; David Gary Thompson, 14,000; Robert L. Wright, 42,000; John Shelby Amos II, 62,000; Kenneth S. Janke Sr., 50,000; E. Stephen Purdom, M.D., 22,000. Tohru Tonoike, who resigned from the Board of Directors on January 31, 2007, did not receive any stock options for his services as a Director due to the policies of his employer in Japan.

(4)	The Company maintains a retirement plan for Non-employee Directors who have attained age 55 and completed at least five years of service as a Non-employee Director. The annual benefit paid to a Non-employee Director upon retirement (or to his or her spouse in the event of death prior to completion of payments under the plan) is equal to the Director’s compensation for the 12 months preceding retirement, including retainer and regular Board member fees, but excluding committee fees, paid for a period of time equal to the number of completed years served. Effective 2002, newly elected Non-employee Directors are not eligible for participation in this plan. The Non-employee Directors do not participate in any nonqualified deferred compensation plans.

(5)	Included in All Other Compensation for John Shelby Amos II, who presently serves as the Alabama/West Florida State Sales Coordinator, is $3,046,927 in renewal and first-year sales commissions before expenses. The compensation arrangement with John Shelby Amos II was no more favorable when contracted than those of other State Sales Coordinators. Additionally, included in All Other Compensation is $40,000 paid to E. Stephen Purdom, M.D., for consulting services provided to Aflac Japan.

RELATED PERSON TRANSACTIONS

     The Company recognizes that transactions between the Company and any of its Directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, consistent with the Company’s Code of Business Conduct and Ethics, as a general matter, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a formal policy which requires the Company’s Audit Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Audit Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s Directors or executives had, has or will have a direct or indirect material interest. After its review the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith.

     In 2006, Aflac paid $153,206 to a corporation of which Maria Theresa Land, the sister of John Shelby Amos II, is the sole shareholder. This amount was earned as renewal commissions before expenses by W. Donald Land, the deceased husband of Maria Theresa Land, who served as Florida State Sales Coordinator with Aflac from 1975 until May 1990. State Sales Coordinators are not salaried employees but are compensated on a commission basis and are required to pay their own expenses, including travel, office expenses, incentives for District and Regional Sales Coordinators and Associates in their states, and recruiting and training costs. The compensation arrangement with W. Donald Land was no more favorable when contracted than those of other State Sales Coordinators.

     In 2006, Aflac paid $261,513 to John William Amos, the son of John Shelby Amos II. This amount was earned as renewal and first-year commissions before expenses. John William Amos serves as an Alabama District Sales Coordinator. In 2006, $228,126 was paid by Aflac to Joe Frank Harris Jr., the son of Joe Frank Harris. This amount was earned as renewal and first-year commissions before expenses. Joe Frank Harris Jr. serves as a Georgia District Sales Coordinator. District Sales Coordinators are not salaried employees but are compensated on a commission basis and are required to pay their own expenses. The compensation arrangement with John William Amos and Joe Frank Harris Jr. is no more favorable than with other District Sales Coordinators.

     In 2006, Aflac paid $386,389 to Michael S. Kirkland, the son of Ronald E. Kirkland. Michael Kirkland serves as a Missouri Regional Sales Coordinator. This amount was earned as renewal and first-year commissions before expenses. Regional Sales Coordinators are not salaried employees but are compensated on a commission basis and are required to pay their own expenses, including travel, office expenses, incentives for District Coordinators and Associates in their states, and recruiting and training costs. The compensation arrangement with Michael S. Kirkland is no more favorable than other Regional Sales Coordinators.

     For services rendered in 2006, the Company paid $440,595 in salary and bonus to Kenneth S. Janke Jr., the son of Kenneth S. Janke Sr. Mr. Janke Jr. serves as Senior Vice President, Investor Relations. In addition, he received such employee benefits and other compensation (including equity awards) as were generally made available to senior management of the Company. For services rendered in 2006, Aflac paid $221,262 to Jonathan S. Kirkland, the son of Ronald E. Kirkland. Mr. Jonathan Kirkland serves as Sales Strategy Consultant. Both of these employees also participated in all fringe benefit programs generally available to employees.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance to our employees or Non-employee Directors, as of December 31, 2006.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under Equity
	Be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by
Shareholders	20,105,661	$30.48	24,227,160*
Equity Compensation Plans Not Approved by
Shareholders	-0-	-0-	-0-
Total	20,105,661	$30.48	24,227,160

* Of the shares listed in column (c), 11,386,650 shares are available for grant other than in the form of options, warrants or rights (i. e., in the form of restricted stock or restricted stock units).

AUDIT COMMITTEE REPORT

     The Audit Committee of the Company’s Board of Directors is composed of four directors, each of whom, the Board has determined, is independent as defined by the New York Stock Exchange (“NYSE”) listing standards and SEC rules, and is financially literate. The Board has determined that at least one member of the Audit Committee is an audit committee financial expert as defined by the SEC rules. Mr. Douglas W. Johnson, with 30 years as an auditor with Ernst & Young, 20 of those years as a partner, working primarily with the insurance industry segment, is the audit committee financial expert. The Audit Committee operates under a written charter adopted by the Board of Directors.

     Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in conformity with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee has general oversight responsibility to monitor and oversee these processes on behalf of the Board of Directors.

     In connection with these responsibilities, the Audit Committee has met with management and the independent registered public accounting firm to review and discuss the Company’s audited consolidated financial statements for the year ended December 31, 2006. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and the NYSE. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm its independence. The Audit Committee has reviewed this report and such firm’s work throughout the year in order to evaluate the independent registered public accounting firm’s qualifications, performance, and independence.

     Additionally, the Audit Committee has monitored the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the reporting related to an audit of internal control over financial reporting. This monitoring process has included regular reports and representations by financial management of the Company, the internal auditors, and by KPMG LLP, the independent registered public accounting firm. The Audit Committee has also reviewed the certifications of Company executive officers contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC, as well as reports issued by KPMG LLP, included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

     Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, as set forth above, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Audit Committee

     Robert L. Wright, Chairman
Douglas W. Johnson (financial expert)
Charles B. Knapp
Marvin R. Schuster

2. RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     In February 2007, the Audit Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for the fiscal year 2007, subject to ratification by the shareholders.

     Representatives of KPMG LLP are expected to be present at the 2007 Annual Meeting of Shareholders with the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions.

     The aggregate fees for professional services rendered to the Company by KPMG LLP for the years ended December 31, were as follows:

	2006	2005
Audit fees - Audit of the Company’s consolidated financial
statements for the years ended December 31*	$3,855,618	$3,881,195

Audit related fees (audits of subsidiaries and
employee benefit plans)	109,854	169,476

Tax fees	1,300	924

All other fees	30,000	30,000

Total fees:	$3,996,772	$4,081,595

(*)	The audit fees for 2006 and 2005 include $1,758,578 and $1,924,551, respectively for the services rendered for the attestation with respect to, and related reviews of, the Company’s internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002.

     The Audit Committee of the Board of Directors has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence and has concluded that it is. The Audit Committee pre-approves all audit and non-audit services provided by KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR”
RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

3. OTHER MATTERS

     Management does not intend to bring any other matter before the meeting and does not know of any other matter that is proposed to be brought before the meeting. However, should any other matter properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their judgment on such matter.

Shareholder Proposals

     For a shareholder’s proposal to be included in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Exchange Act, and the proposal must be received by the Secretary of the Company by November 24, 2007. To be timely, shareholder proposals submitted outside the processes of Rule 14a-8 must be received by the Secretary of the Company after January 8, 2008, and before February 7, 2008.

Annual Report

     The Company has delivered a copy of its Annual Report to each shareholder entitled to vote at the 2007 Annual Meeting of Shareholders. A copy of the Company’s Form 10-K is available at no charge to all shareholders. For a copy, write to:

Kenneth S. Janke Jr.
Senior Vice President, Investor Relations
Aflac Incorporated
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999

By Order of the Board of Directors,

Joey M. Loudermilk
Secretary

March 23, 2007

PROXY

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road, Columbus, Georgia 31999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel P. Amos, Kriss Cloninger III, and E. Stephen Purdom, M.D., as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Aflac Incorporated held of record by the undersigned on February 28, 2007, at the Annual Meeting of the Shareholders to be held on Monday, May 7, 2007, at 10:00 a.m., or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.	Election of 17 Directors of the Company. To vote your Shares for all Director nominees, mark the “For” box. To withhold voting for all nominees, mark the “Withheld” box. If you do not wish your Shares voted “For” a particular nominee, mark the “Exceptions” box.

*EXCEPTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.

For	Withheld	Exceptions*
☐	☐	☐

1.	Daniel P. Amos	7.	Joe Frank Harris	13.	E. Stephen Purdom, M.D.
2.	John Shelby Amos II	8.	Elizabeth J. Hudson	14.	Barbara K. Rimer, Dr. PH
3.	Paul S. Amos II	9.	Kenneth S. Janke Sr.	15.	Marvin R. Schuster
4.	Yoshiro Aoki	10.	Douglas W. Johnson	16.	David Gary Thompson
5.	Michael H. Armacost	11.	Robert B. Johnson	17.	Robert L. Wright
6.	Kriss Cloninger III	12.	Charles B. Knapp

		For	Against	Abstain
2.	Ratification of appointment of KPMG LLP as independent registered public accounting firm.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3.

Sign here as name(s) appears on account:
X __________________________________________
X __________________________________________

Date _________________________________, 2007
If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

Complete the proxy, turn the proxy over, read description of voting rights and complete, sign and date the affidavit if applicable.

A-1

DESCRIPTION OF VOTING RIGHTS

     In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit below. The Board of Directors reserves the right to require evidence to support this affidavit.

Affidavit

Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

I agree to provide evidence to support this statement	Shares @ 1 Vote/Share	=	Votes
at the request of the Company.	Shares @ 10 Votes/Share	=	Votes
	Total	=	Votes
Sign here X
X	Date		, 2007

PROXY

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road, Columbus, Georgia 31999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel P. Amos, Kriss Cloninger III, and E. Stephen Purdom, M.D., as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Aflac Incorporated held of record by the undersigned on February 28, 2007, at the Annual Meeting of the Shareholders to be held on Monday, May 7, 2007, at 10:00 a.m., or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.	Election of 17 Directors of the Company. To vote your Shares for all Director nominees, mark the “For” box. To withhold voting for all nominees, mark the “Withheld” box. If you do not wish your Shares voted “For” a particular nominee, mark the “Exceptions” box.

*EXCEPTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.

For	Withheld	Exceptions*
☐	☐	☐

01.	Daniel P. Amos	07.	Joe Frank Harris	13.	E. Stephen Purdom, M.D.
02.	John Shelby Amos II	08.	Elizabeth J. Hudson	14.	Barbara K. Rimer, Dr. PH
03.	Paul S. Amos II	09.	Kenneth S. Janke Sr.	15.	Marvin R. Schuster
04.	Yoshiro Aoki	10.	Douglas W. Johnson	16.	David Gary Thompson
05.	Michael H. Armacost	11.	Robert B. Johnson	17.	Robert L. Wright
06.	Kriss Cloninger III	12.	Charles B. Knapp

		For	Against	Abstain
2.	Ratification of appointment of KPMG LLP as independent registered public accounting firm.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3.

Only if you agree with the voting rights below, you can vote by telephone or internet.  **QUICK **EASY**IMMEDIATE**
Call ***Toll Free*** On a Touch Tone Telephone for Telephone Voting, or, Vote over the internet using the Address Below.

PHONE VOTING 1-888-297-9553	OR	INTERNET VOTING www.voteyourproxy.com

PROXY # COMPANY # ACCT. #

According to the records of the Company you are entitled to the following number of votes:

VOTING RIGHTS

Sign here as name(s) appears on account:

X __________________________________________
X __________________________________________
Date _________________________________, 2007
If acting as Attorney, Executor, Trustee or in other
representative capacity, please sign name and title.

If you do not agree with the voting rights, check here ☐
and complete, sign and date the reverse side.

B-1

FIRST CLASS

DESCRIPTION OF VOTING RIGHTS

     In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit below. The Board of Directors reserves the right to require evidence to support this affidavit.

     Only if you do not agree with the voting rights shown on the front of this Proxy should you complete the following:

Affidavit

Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

I agree to provide evidence to support this statement	Shares @ 1 Vote/Share	=	Votes
at the request of the Company.	Shares @ 10 Votes/Share	=	Votes
	Total	=	Votes
Sign here X
X	Date		, 2007